The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold nor may any offers to buy be accepted prior to the time this prospectus is delivered in final form. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.


                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-35828

                SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2000

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 3, 2000)

                                      UP TO
                                  $20,000,000
                           AXYS PHARMACEUTICALS, INC.

                        Up to 20,000 Units Consisting of
                __% SENIOR SECURED CONVERTIBLE NOTES DUE 2004 and
            WARRANTS to Purchase ________ Shares of Our Common Stock


THE COMPANY                                            THE SENIOR CONVERTIBLE NOTES

-   We are an early stage biopharmaceutical company    -   Maturity:  ____________, 2004.
    focused on the discovery, development and          -   Interest:  We will pay interest on the notes
                                                           quarterly in cash, in arrears, on __________,
    commercialization of therapeutic small molecules.      ________, ________, and _________ of each year,
THE UNITS                                                  starting __________, 2000.  At our option, we
                                                           may pay interest with shares of our common stock
-   We are offering up to $20,000,000 aggregate amount     in lieu of cash payments.
    of our units consisting of our __% Senior Secured  -   Conversion:  The notes are convertible into
    Convertible Notes due 2004, and warrants to            shares of our common stock at any time at a
    purchase ________ shares of our common stock.          conversion price of $___, subject to adjustment
-   We will use the net proceeds of this offering for      under certain circumstances.  Our common stock
    operating costs, capital expenditures and working      is quoted on the Nasdaq National Market under
    capital needs, and other general corporate             the symbol "AXPH."  On September 12, 2000, the
    purposes.                                              closing price of our common stock was $7.19 per
-   We expect to deliver units to purchasers on            share.
    ____________, 2000.                                -   Repurchase Option:  The holders of notes shall
                                                           have the right, but not the obligation, to
THE WARRANTS                                               require us to repurchase all or a portion of the
                                                           notes at a price equal to 100% of the purchase
-   We are offering warrants that will entitle you to      price of the notes plus accrued and unpaid
    purchase __ shares of our common stock at an           interest, upon the occurrence of certain
    exercise price of $___, subject to certain             repurchase events.
    conditions and adjustments.                        -   Redemption:  We cannot redeem the notes prior to
                                                           their maturity.
-   The warrants will expire on ______________, 2004.  -   Ranking:  The notes will be our senior
                                                           obligations.  They will rank pari passu in right
LISTING AND QUOTATION                                      of payment with all our existing and future
                                                           senior indebtedness and senior to all our
-   None of the units, the notes or the warrants will      existing and future subordinated indebtedness.
    be listed or quoted on any securities exchange or  -   Security:  The notes are secured by
    quotation system.                                      substantially all of our minority interest in
                                                           Discovery Partners International, Inc. and
                                                           related agreements.

-----------------------------------------------------------------------------------------------------------------
                                                   OFFERING PRICE    PLACEMENT AGENT FEES     PROCEEDS TO COMPANY
                                                   --------------    --------------------     -------------------
Per Unit ....................................           ___%                ___%                  ____%
Total........................................        $________            $________               $________
-----------------------------------------------------------------------------------------------------------------



 INVESTING IN THE UNITS INVOLVES RISKS, WHICH WE DESCRIBE IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 5 OF THE
                 PROSPECTUS THAT IS ALSO PART OF THIS DOCUMENT.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              THE PLACEMENT AGENT IS DIAZ & ALTSCHUL CAPITAL, LLC.


                               SEPTEMBER __, 2000

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


                                                                                                 PAGE
About This Prospectus Supplement................................................................   ii
Incorporation by Reference......................................................................   ii
Summary.........................................................................................   S-1
The Offering....................................................................................   S-2
Risk Factors....................................................................................   S-5
Use of Proceeds.................................................................................   S-10
Price Range of Our Common Stock.................................................................   S-10
Capitalization..................................................................................   S-11
Dilution........................................................................................   S-12
Selected Historical Financial Information.......................................................   S-12
Ratio of Earnings to Fixed Charges..............................................................   S-13
Description of Units............................................................................   S-14
Description of Notes............................................................................   S-14
Description of Warrants.........................................................................   S-47
Description of Capital Stock....................................................................   S-51
Certain U.S. Federal Income Tax Consequences....................................................   S-54
Plan of Distribution............................................................................   S-61
Legal Matters...................................................................................   S-61

                                           PROSPECTUS

                                                                                                 PAGE
About Axys.....................................................................................     4
The Offering...................................................................................     4
Risk Factors...................................................................................     5
Forward-Looking Statements.....................................................................    12
Where You Can Find More Information About Axys and this Offering...............................    12
Ratio of Earnings to Fixed Charges.............................................................    13
Description of Debt Securities.................................................................    13
Description of Warrants........................................................................    19
Description of Common Stock....................................................................    19
Use of Proceeds................................................................................    20
Plan of Distribution...........................................................................    20
Legal Matters..................................................................................    21
Experts........................................................................................    21

                                 ---------------

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus that is also a part of this document. We have not authorized anyone to provide you with different information. We are not making an offer to sell the securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a supplement to the prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time debt securities and warrants to purchase our common stock up to an aggregate amount of $35,000,000, of which this offering is a part. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the securities we are selling in this offering. Both this prospectus supplement and the prospectus include important information about us, the securities we are offering and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the prospectus. You should read both this prospectus supplement and the prospectus as well as additional information described under "Incorporation by Reference" immediately below before investing in our senior secured convertible notes and warrants.

                           INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents listed below and the information we indicate under "Where You Can Find More Information About Axys and This Offering" on page 12 of the prospectus:

               1. Our quarterly reports on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC on May 12, 2000 and for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000.

               2. Our Current Reports on Form 8-K filed with the SEC on May 15, 2000, August 2, 2000, August 3, 2000 and September 13, 2000.

        We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                           Axys Pharmaceuticals, Inc.
                          Attention: Investor Relations
                                180 Kimball Way
                         South San Francisco, CA 94080
                                 (650) 829-1000

        The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

                                     SUMMARY

        This section contains a general summary of the information contained in this prospectus supplement. It may not include all the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before making an investment decision.

                                   THE COMPANY

        We are an early stage biopharmaceutical company focused on the discovery, development and commercialization of therapeutic small molecules. We focus our own resources on discovering and developing therapeutics for the treatment of various types of cancer and we collaborate with large pharmaceutical companies in discovering therapeutics for chronic diseases for which there are large markets.

          We are incorporated in Delaware. The address of our executive offices is 180 Kimball Way, South San Francisco, CA 94080. Our telephone number is 650-829-1000. You may visit us at our World Wide Web address at http://www.axyspharm.com. Information contained on our World Wide Web site is not part of this prospectus supplement or the accompanying prospectus. In this prospectus supplement, "Axys," "we," "us," and "our" refer to Axys Pharmaceuticals, Inc. unless the context requires otherwise.

                               RECENT DEVELOPMENTS

        In April 2000, we closed a definitive merger agreement to combine our subsidiary Axys Advanced Technologies, Inc., or "AAT," with Discovery Partners International, Inc., or DPI. Under the agreement, AAT merged with a subsidiary of DPI and we received as consideration 7,425,000 shares of common stock of DPI, $50,000 in cash, $550,000 in a form of note receivable and a warrant to purchase 200,000 additional shares of DPI at $8.00 per share. On July 27, 2000, DPI closed an initial public offering of 5.75 million shares of its common stock (including 750,000 shares of common stock sold pursuant to the underwriters over-allotment option) at a price per share of $18.00 resulting in gross proceeds of $103.5 million. DPI's common stock is quoted on the Nasdaq National Market under the symbol "DPII."

        In May 2000, one of our collaboration partners, Bayer AG, decided to discontinue development of the compound known as BAY 44-3428 for asthma. Bayer AG had previously selected BAY 44-3428 for development as an oral treatment for asthma based on the demonstrated in vivo efficacy of the compound in primate studies. Bayer AG's decision to discontinue development was based on its view that the toxicological properties of the compound precluded advancement into clinical development. Based on toxicological studies of a tryptase inhibitor compound from a chemical class that is different from BAY 44-3428, we believe that the toxicological properties of BAY 44-3428 are not related to tryptase inhibition.

        In July 2000 we entered into a common stock purchase agreement with Acqua Wellington North American Equity Fund, Ltd., or "Acqua Wellington" pursuant to which we sold 1,639,344 shares of our common stock to Acqua Wellington at a negotiated price per share of $6.10 based on the volume weighted average price of our common stock on July 20, 2000 for an aggregate amount of $10 million. Under the common stock purchase agreement, we may, from time to time and in our sole discretion issue and sell additional shares of our common stock to such investment fund in an aggregate amount of up to $40 million at a price per share equal to the daily volume weighted average price of our common stock over a certain period of time, less a discount ranging from 4.5% to 6.0% depending on the price of our common stock. In addition, from time to time, and at our sole discretion, we may grant the Acqua Wellington a call option to purchase shares of our common stock in an amount worth up to the applicable amount being sold by us at a price equal to the greater of the daily volume weighted average price of our common stock on the day Acqua Wellington notifies us of its election to exercise its call option or the threshold price (as determined pursuant to the common stock purchase agreement) of our common stock, less a discount ranging from 4.5% to 6.0%.

                                  THE OFFERING

THE UNITS


ISSUER.....................................   Axys Pharmaceuticals, Inc., a Delaware corporation.

SECURITIES OFFERED.........................   Up to 20,000 units, each consisting of one __%
                                              Senior Secured Convertible Note due 2004 in the
                                              principal amount of $1,000 and one warrant to
                                              purchase ___ shares of our common stock.

ISSUE PRICE................................   $1,000 per unit.

USE OF PROCEEDS............................   We will use the net proceeds of this offering for
                                              operating costs, capital expenditures and working
                                              capital needs and other general corporate
                                              purposes.

THE SENIOR CONVERTIBLE NOTES


NOTES OFFERED..............................   Up to $20,000,000 aggregate principal amount of __%
                                              Senior Secured Convertible Notes.

MATURITY DATE..............................   __________, 2004.

INTEREST...................................   Interest on the notes will accrue at the rate of
                                              __% per annum and will be payable quarterly on
                                              ___________, ________, _______ and ____________,
                                              commencing on ____________, 2000.  We may, at our
                                              option, pay interest in shares of our common
                                              stock in lieu of cash if we satisfy the
                                              requirements of the supplemental indenture.

RANKING....................................   The notes will be our senior obligations.  They
                                              will rank pari passu in right of payment with all
                                              our existing and future senior indebtedness and
                                              senior to all our existing and future
                                              subordinated indebtedness.

SECURITY...................................   The notes are secured by substantially all of our
                                              minority interest in Discovery Partners
                                              International, Inc., or "DPI," a provider of
                                              products and services to pharmaceutical and
                                              biotechnology companies, and related agreements.

REPURCHASE OPTION .........................   The holders of the notes have the right, but not
                                              the obligation, to require us to repurchase all
                                              or a portion of the notes at a price equal to
                                              100% of the principal amount of the notes plus
                                              accrued and unpaid interest if:
                                              -   there is no reported sale price of our common
                                                  stock on the Nasdaq, NYSE or AMEX for any
                                                  period of five consecutive trading days;
                                              -   there is a "Fundamental Change" as defined in
                                                  the supplemental indenture relating to the
                                                  notes;
                                              -   we are unable for 20 trading days (whether or
                                                  not consecutive) in a 365 consecutive day
                                                  period to issue shares of our common stock
                                                  upon exercise of the warrants due to the
                                                  requirements of the Securities Act of 1933,
                                                  as amended, the Securities Exchange Act of
                                                  1934, as amended or any of the rules and
                                                  regulations



                                                  promulgated thereunder or because the registration
                                                  statement relating to the notes and the warrants
                                                  contained a statement of fact that is false or
                                                  misleading in a material way, provided, however,
                                                  we are entitled to an aggregate 20 additional
                                                  trading days during which we are unable to sell
                                                  shares of our common stock without such inability
                                                  constituting a repurchase event;
                                              -   we sell, transfer or otherwise dispose of the
                                                  shares of common stock of Discovery Partners
                                                  International, Inc. held as collateral or the
                                                  shares of common stock of Akkadix Corporation
                                                  that we own.

RESTRICTIVE COVENANTS......................   The supplemental indenture governing the notes
                                              will, among other things, restrict our and our
                                              restricted subsidiary's ability to:
                                              -   incur certain indebtedness;
                                              -   pay dividends or make other distributions in
                                                  respect of our capital stock;
                                              -   make certain investments;
                                              -   create, incur or permit to exist any lien on
                                                  any of our property, including the collateral
                                                  and the shares of common stock of Akkadix
                                                  Corporation that we own, except permitted liens;
                                              -   sell any of our assets that are material to
                                                  our business;
                                              -   sell the shares of common stock of Discovery
                                                  Partners International, Inc. held as collateral
                                                  or shares of common stock of Akkadix Corporation
                                                  that we own except as provided in the supplemental
                                                  indenture;
                                              -   liquidate, dissolve or otherwise wind-up our
                                                  affairs;
                                              -   sell or issue any of our capital stock that is
                                                  convertible into our common stock at a price
                                                  that varies based on changes in the market
                                                  price of our common stock;
                                              -   issue any of our common stock or capital stock
                                                  that is convertible into our common stock
                                                  under any agreement that provides for
                                                  repricing or adjusting the price at which our
                                                  common stock is issued in connection therewith
                                                  or which adjusts the number of shares of our
                                                  common stock issued in connection therewith;
                                              -   enter into any equity line of credit; or
                                              -   engage in certain transactions with
                                                  affiliates.


THE WARRANTS


WARRANTS OFFERED...........................   ________ warrants that, when exercised, will
                                              entitle the holders to acquire an aggregate of
                                              ________ shares of our common stock.

EXERCISE...................................   Each warrant will entitle its holder to purchase
                                              ___ shares of our common stock at an exercise
                                              price of $___, subject to certain conditions and
                                              adjustments.

EXPIRATION.................................   ___________, 2004.

ORIGINAL ISSUE DISCOUNT ...................   Because a portion of the issue price of each unit
                                              will be allocable to the warrants, the notes will
                                              be issued with original issue discount for U.S.
                                              federal income tax purposes.  Accordingly, unless
                                              the amount of original issue discount is minimal,
                                              original issue discount will accrue from the
                                              issue date of the notes and will be included as
                                              interest income periodically in a U.S. holder's
                                              gross income for U.S. federal income tax purposes
                                              in advance of the receipt of cash payments to
                                              which the income is attributable.  See "Certain
                                              U.S. Federal Income Tax Consequences."

                                  RISK FACTORS

        See the "Risk Factors" section of this prospectus supplement beginning on page S-5 and of the accompanying prospectus beginning on page 5 for a description of risks you should carefully consider before investing in the units.

                              FINANCIAL INFORMATION

        In this prospectus supplement and the accompanying prospectus, we have incorporated by reference (a) our Annual Report on Form 10-K for the year ended December 31, 1999, which contains our consolidated financial statements and (b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, respectively. We have also incorporated by reference, among other things, our Current Report on Form 8-K filed on September 13, 2000, which contains the financial statements of Discovery Partners International, Inc., including the consolidated balance sheets of Discovery Partners International, Inc. as of December 31, 1998 and 1999 and June 30, 2000 (unaudited) and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997, 1998 and 1999 and for the periods ended June 30, 1999 and June 30, 2000 (unaudited).

                                  RISK FACTORS

        Before investing in the units, you should carefully consider the risk factors described below and in the accompanying prospectus, as well as the other information included or incorporated by reference in this prospectus supplement and the prospectus. The prospectus includes important risk factors relating to our business beginning on page 5.

              FACTORS RELATING TO THIS OFFERING AND OUR SECURITIES

We anticipate that we will have negative cash flow for the foreseeable future.

        The development of our pharmaceutical products require significant research and development expenditures before we can sell them. We have not generated any pharmaceuticals sales revenue to date and do not expect any of our products to be commercially available for a number of years. We have generated negative cash flow from operating activities since our incorporation in 1989 and expect to generate negative cash flow for the foreseeable future. We can not assure you that we will be able to create enough pharmaceuticals sales revenue to generate positive cash flow from our core operations.

        If we cannot generate revenues, achieve and sustain profitability or generate positive cash flow from operating activities in the future, we will not be able to make cash principal and interest payments with respect to the notes or meet our other debt service or working capital requirements, and the value of our notes, warrants and common stock, as a result, would be materially reduced.

We expect to incur significant operating losses for the foreseeable future.

        Our anticipated cash flow from operations for the year 2000 will be insufficient to cover our operating expenses and fixed charges. The process of developing our products will require significant additional research and development, preclinical testing and clinical trials, as well as regulatory approval. These activities, together with our general and administrative expenses are expected to result in significant operating losses for the foreseeable future.

Our increased leverage could affect our ability to service our debt.

        We are, and will continue after the offering to be, highly leveraged. At June 30, 2000, after giving pro forma effect to the offering, assuming sale of all 20,000 units, we would have had total indebtedness of approximately $43.8 million (of which $20 million would have consisted of the notes and the balance would have consisted of outstanding balances under our and our subsidiary's revolving line of credit) and stockholders' equity of approximately $64.3 million. Also, after giving pro forma effect to such offering, our pro forma earnings would have been insufficient to cover our fixed charges by approximately $49.8 million and $21.9 million for the year ended December 31, 1999 and for the six months ended June 30, 2000, respectively. The supplemental indenture limits but does not prohibit our ability to incur substantial additional indebtedness in the future. See "Capitalization" and "Descriptions of Notes."

        Our ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, our indebtedness, including the notes, or to fund planned capital expenditures and research and development expenses will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may need to refinance all or a portion of the principal of the notes on or prior to maturity. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, there can be no assurance that we will be able to effect any such refinancing on commercially reasonable terms or at all.

        The degree to which we will be leveraged following the offering could have important consequences to holders of the notes, including, but not limited to:

(1) making it more difficult for us to satisfy our obligations with respect to the notes,

(2) increasing our vulnerability to general adverse economic and industry conditions,

(3) limiting our ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements,

(4) requiring the dedication of a substantial portion of our cash flow from operations or other cash resources to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash to fund working capital, capital expenditures, research and development or other general corporate purposes,

(5) limiting our flexibility in planning for, or reacting to, changes in our business and industry, and

(6) placing us at a competitive disadvantage compared to less leveraged competitors.

        In addition, the supplemental indenture will contain restrictive covenants that will limit, but not prohibit, our ability to, among other things, borrow additional funds. If we fail to comply with the covenants in the supplemental indenture, there may be an event of default which, if not cured or waived, could have a material adverse effect on us. In addition, the degree to which we are leveraged could prevent us from repurchasing all of the notes tendered to us upon the occurrence of a repurchase event under the supplemental indenture. See "Description of Notes--Repurchase at the Option of Holders."

The notes are effectively subordinated to our existing secured indebtedness.

        Holders of any of our secured indebtedness or secured indebtedness of our subsidiaries will have claims that are prior to the claims of the holders of the notes with respect to the assets securing such other indebtedness. Notably, we are party to a $30 million revolving line of credit with Foothill Capital Corporation which is secured by liens on all of our cash and cash equivalents, and our marketable investments (excluding the shares of DPI and Maxim Pharmaceuticals, Inc. that we own). In addition, one of our subsidiaries, PPGx, Inc., is party to a $9 million revolving line of credit, which is guaranteed by PPD, Inc., our minority partner in PPGx, Inc. The notes will be effectively subordinated to all such secured indebtedness with respect to such assets. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of our other secured indebtedness will have a prior claim to our assets that constitute their collateral. After payment on the notes with respect to proceeds from assets securing the notes, holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in any of our remaining assets. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of other secured indebtedness.

        As of August 31, 2000, we had no outstanding balance under our revolving line of credit and the balance outstanding under PPGx, Inc.'s revolving line of credit was $9 million. The supplemental indenture limits but does not prohibit the incurrence of substantial additional indebtedness by us and our subsidiaries in the future.

We may not be able to fund a "Repurchase Event."

        Upon a repurchase event, which is defined in the section captioned "Description of Notes--Repurchase at the Option of Holders," we will be required to offer to repurchase all or a portion of the outstanding notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any repurchase event to make any required repurchases of the notes tendered. Notwithstanding these provisions, we could enter into certain transactions, including certain recapitalizations, that would not constitute a repurchase event but would increase the amount of debt outstanding at such time. See "Description of Notes--Repurchase at the Option of Holders."

You may have to include original issue discount in your gross income for U.S. federal income tax purposes.

        Because a portion of the issue price of each unit will be allocable to the warrants, the notes will be issued with original issue discount for U.S. federal income tax purposes. Consequently, original issue discount will accrue from the issue date of the notes and will be included in the gross income of a U.S. holder of notes for U.S. federal income tax purposes in advance of the receipt of cash payments on such notes to which the income is attributable, unless the amount of original issue discount is minimal. See "Certain U.S. Federal Income Tax Consequences."

There is no active trading market for the securities we are offering.

        There is no existing market for the units, notes or warrants, and we are not applying to list the units, notes or warrants on any securities exchange or to include them in any automated quotation system. There can be no assurance as to the liquidity of any markets that may develop for the units, notes or warrants, the ability of holders of the units, notes or warrants to sell their units, notes or warrants, or the prices at which holders would be able to sell their units, notes or warrants. Future trading prices of the units, notes or warrants, if any, will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

The holders of the notes and warrants will experience substantial dilution upon conversion of the notes or exercise of the warrants.

        The purchasers of the notes and warrants will experience substantial dilution in net book value of assets per share and earnings per share upon the conversion of the notes or exercise of the warrants. As of June 30, 2000, the net book value of assets per share was $1.82. On a pro forma basis giving effect to this offering, assuming sale of all 20,000 units, and the conversion of all notes and exercise of all warrants, the net book value of assets per share would have been $_________. This represents an immediate dilution of net tangible book value of $_________ per share to purchasers, with respect to the conversion price of the notes, and $_________ per share to purchasers, with respect to the exercise price of the warrants. See "Dilution."

FACTORS RELATING TO THE COLLATERAL FOR THE NOTES

The collateral may not be sufficient to satisfy any amounts we owe under the notes and the indenture.

        The notes are secured by a pledge of substantially all of our minority equity interest in Discovery Partners International, Inc., or "DPI," and some related shareholders, investors rights and standstill agreements. We do not represent that the value of the securities we are pledging to secure the notes will be sufficient now or at any time in the future to repay the principal of the notes or accrued but unpaid interest. Any claim for the difference between the amount realized by holders of the notes from the sale of collateral securing the notes and our obligations under the notes will rank equally in right of payment with all of our other unsecured senior indebtedness.

        On July 27, 2000, DPI closed an initial public offering of 5.75 million shares of its common stock at a price per share of $18.00 (including 750,000 shares of common stock sold pursuant to the underwriters over-allotment option). There can be no assurance that an active trading market will develop for DPI's common stock after its initial public offering or that its common stock will garner a price per share that values the collateral consisting of equity interests in DPI in an amount that provides sufficient security for the notes.

Your rights in the collateral may be adversely affected by bankruptcy proceedings.

        The right of the indenture trustee or collateral agent to repossess and dispose of the collateral upon acceleration of our existing indebtedness is likely to be significantly impaired if federal bankruptcy proceedings are commenced by or against us prior to or possibly even after the trustee or collateral agent has repossessed and disposed of the collateral. Under the United States Bankruptcy Code, a secured creditor such as the trustee or collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of such collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The term "adequate protection" is not defined under bankruptcy law and, because of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee or collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "undersecured claims." Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys' fees for "undersecured claims" during a debtor's bankruptcy case.

Our interests in the collateral securing the notes are effectively subordinated in right of payment to creditors of DPI.

        The notes are secured by substantially all of our minority equity interest in DPI. Holders of indebtedness of, and trade creditors of, DPI would generally be entitled to payment of their claims from the assets of DPI before such assets were made available for distribution to us. The supplemental indenture will not limit the incurrence of additional indebtedness by DPI, will permit further investments by us in DPI, subject to certain limitations, and will not require DPI or our other subsidiaries to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of DPI, holders of any of DPI's indebtedness and other creditors will have a claim to the assets of DPI that is prior to our interest in those assets. There can be no assurance that the assets of DPI would be sufficient to satisfy the claims of its creditors or that our share of any remaining assets available for distribution to its equity holders would be sufficient to repay the notes.

Our DPI stock which secures the notes is subject to a variety of contracts that could bind the trustee, or holders in a foreclosure sale, and diminish the value of our DPI stock.

        We are party to a number of contracts that relate to and restrict our rights with respect to, our DPI stock which secures the notes. These contracts are an Amended and Restated Shareholders' Agreement, a Standstill Agreement, an Investors' Rights Agreement and a lock-up agreement. These contracts among other things contain restrictions on transfer of our DPI stock. However, these contracts permit us to make a bona fide pledge of our DPI stock to secure the notes and will permit the trustee to take title to our DPI stock or to sell our DPI stock if (a) such action is part of the enforcement against our DPI stock of a security interest we had, via a bona fide pledge, granted to the trustee and
(b) the assignee agrees in writing to become a party to and bound by the contracts.

        The Amended and Restated Shareholders' Agreement among other things contains a market standoff provision which prohibits us and the other shareholders that are parties to the agreement from directly or indirectly selling, contracting to sell, granting any option regarding or otherwise transferring or disposing of DPI securities during the period specified by DPI and the underwriter of the offering. Pursuant to this provision, there is a standoff period of 180 days from DPI's initial public offering which closed on July 27, 2000. The standoff period can be up to 90 days for subsequent registration statements. If the trustee were to foreclose on the DPI stock during any such standoff period, it would be unable to sell the DPI stock for the duration of the applicable period.

        The Second Amended and Restated Investors' Rights Agreement, among other things, governs the rights of certain investors, including us, to cause DPI to register certain shares of DPI's common stock, or "Registrable Securities." A condition precedent to DPI's obligation to register any Registrable Securities is that the each holder thereof furnish information regarding itself, the Registrable Securities and the intended method of disposition required to effect the registration of each such holder's Registrable Securities. In connection with these registration rights, we, as a holder of Registrable Securities, have agreed to certain "market standoff" provisions for specified periods following the effective date of a registration statement. We may not cause DPI to register our shares of DPI common stock that we own until June 27, 2001, the date that is eleven months after the effective date of DPI's initial public offering. There can be no assurance as to the liquidity of the DPI stock we own or the ability of the trustee or the holders to sell such DPI stock if the trustee were to foreclose on the DPI stock before such date.

        Pursuant to the Standstill Agreement between us and DPI, we have agreed that for a restricted period, neither we nor any of our representatives on our behalf or as part of a group will, without the prior written consent of DPI upon express authorization by DPI's board of directors: (a) acquire any voting securities or rights to acquire voting securities of DPI or any of its subsidiaries or successors; (b) make any solicitation of shareholder consents or proxies to vote with respect to DPI's voting securities; (c) make any public announcement with respect to, or proposal for, any extraordinary transaction involving DPI or any of its securities or assets (other than a disposition of our DPI shares); (d) form or in any way participate in a group in connection with any of the foregoing or the holding or voting of DPI voting securities; (e) otherwise seek to influence or control the management, board of directors or policies of DPI, except through the nomination of DPI directors as permitted by the Standstill Agreement; (f) take any action that would require DPI to make a public announcement regarding any of the foregoing or (g) publicly request DPI or its representatives to amend or waive any provisions of this section of the Standstill Agreement. The restricted period began on April 28, 2000 and ends on the earlier of April 28, 2010 and the date on which we, together with all members of any group of which we are a member, own less than 5% of the then outstanding DPI common stock. At each annual shareholder meeting while DPI common stock is registered, DPI has agreed to include on its management slate of director nominees, a number of persons designated by us equaling the number of directors we could have elected alone with the DPI shares owned by us on April 28, 2000 and still then owned of record by us, and we have agreed to vote for, and cause our representatives to vote for, the entire management slate of director nominees.

        In connection with the initial public offering of common stock of DPI, we entered into a lock-up agreement with Chase Securities Inc. pursuant to which we agreed not to, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of common stock of DPI or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire common stock of DPI that we own, without the prior written consent of Chase Securities Inc. for a period of 180 days from the effective date of the registration statement with respect to DPI's initial public offering. DPI closed its initial public offering on July 27, 2000, which means the lock-up period will last until January 24, 2001. As an inducement for Chase Securities Inc. to consent to the pledge of shares of common stock of DPI that we won as collateral for the notes, Chase Securities Inc. has required that the trustee execute a lock-up agreement pursuant to which the trustee will agree to the same restrictions contained in the lock-up agreement we executed as set forth above. If the trustee were to foreclose on the DPI stock during any such lock-up period, it would be unable to sell the DPI stock for the duration for the lock-up period.

        If we are unable to fulfill our obligations under the notes and the trustee seizes the collateral, so long as such contracts are in effect, the trustee's rights in the DPI stock will be limited thereby and the trustee and any person to whom such stock is sold would be required to be bound by such contracts. As a result of these restrictions, the DPI stock could become more difficult to sell and the value of such stock could be diminished.

                                 USE OF PROCEEDS

        We anticipate our net proceeds from the sale of these securities to be $18.6 million after deducting placement agent fees and expenses and estimated offering expenses, assuming all 20,000 units are sold. We expect to use the net proceeds of this offering for operating costs, capital expenditures and working capital needs, and other general corporate purposes.


                         PRICE RANGE OF OUR COMMON STOCK

        Our common stock has traded on the Nasdaq National Market under the symbol "AXPH" since our initial public offering in November 1993. The table below presents, for the calendar quarters indicated, the high and low per share closing prices of our common stock as reported on the Nasdaq National Market.


                                                               HIGH     LOW
                                                               ----     ---
        CALENDAR 1998

            First Quarter ...............................    $10.75   $7.66
            Second Quarter ..............................      8.75    6.50
            Third Quarter ...............................      7.75    3.38
            Fourth Quarter ..............................      7.06    3.69

        CALENDAR 1999

            First Quarter ...............................     $8.13   $3.75
            Second Quarter ..............................      4.50    3.00
            Third Quarter ...............................      4.97    3.56
            Fourth Quarter ..............................      4.96    2.69

        CALENDAR 2000

            First Quarter .........................          $20.06   $4.19
            Second Quarter ........................            8.38    3.94
            Third Quarter (through September 12, 2000)         8.06    5.03


        On September 12, 2000, the reported closing sale price of our common stock on the Nasdaq National Market was $7.19 per share. As of August 31, 2000, there were approximately 354 stockholders of record of our common stock.

                                 CAPITALIZATION

        The following table sets forth our actual capitalization as of June 30, 2000 and our capitalization as adjusted to give effect to the offering assuming all 20,000 units were sold. You should read this table in conjunction with our consolidated financial statements and accompanying notes which we incorporate herein by reference. See "Incorporation by Reference" on page ii of this prospectus supplement and "Where You Can Find More Information About Axys and this Offering" on page 12 in the accompanying prospectus.


                                                               Actual        As Adjusted
                                                             -----------     -----------
                                                                   (in thousands)
Capital lease and debt obligations,
    net of current portion ............................      $         8        $ 20,008
Stockholders' Equity:
    Preferred Stock ...................................               --              --
    Common Stock, par value $.001 per share,
        50,000,000 authorized; 35,323,146 shares
        outstanding on an Actual basis and on an
        As Adjusted basis..............................          362,532         362,532
    Accumulated other comprehensive loss...............            2,116           2,116
    Accumulated deficit................................         (264,308)       (264,308)
                                                             -----------     -----------
        Total stockholders' equity.....................          (64,340)         64,340
                                                             -----------     -----------
Total Capitalization ..................................      $    64,348        $ 84,348
                                                             ===========     ===========

                                    DILUTION

        The net tangible book value of our common stock as of June 30, 2000 was approximately $64.3 million or $1.82 per share. Net tangible book value per share represents the amount of total actual tangible assets less total actual tangible liabilities, divided by shares of our common stock outstanding.

        Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of our common stock issuable upon conversion of the notes or exercise of the warrants being purchased in this offering and the pro forma net tangible book value per share of our common stock immediately after completion of this offering, assuming the conversion of all notes and exercise of all warrants. After giving effect to the sale by us of the notes and warrants in this offering, and assuming the conversion of all notes and exercise of all warrants, our pro forma net tangible book value as of June 30, 2000 would have been approximately $___ million or $___ per share of our common stock. This represents an immediate increase in net tangible book value of $___ per share to our existing stockholders, and an immediate dilution of net tangible book value of $___ per share to purchasers, with respect to the conversion price of the notes and $___ per share to purchasers, with respect to the exercise price of the warrants, as illustrated in the following table (assuming conversion of all notes and exercise of all warrants):

                                                                    Notes           Warrants
                                                                    -----           --------
Conversion/Exercise Price Per Share...................             $_____            $_____
Actual net tangible book value per share
  before this offering................................    $1.82
Increase per share of common stock attributable
  to this offering ...................................    _____
Pro forma net tangible book value per share
  of our common stock after this offering.............              _____             _____
Net tangible book value dilution per share............              _____             _____

                    SELECTED HISTORICAL FINANCIAL INFORMATION

        In this prospectus supplement and the accompanying prospectus, we have incorporated by reference (a) our Annual Report on Form 10-K for the year ended December 31, 1999, which contains our consolidated financial statements and (b) our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000, respectively. We have also incorporated by reference, among other things, our Current Report on Form 8-K filed on September 13, 2000 which contains the financial statements of Discovery Partners International, Inc., including the consolidated balance sheets of Discovery Partners
International, Inc. as of December 31, 1998 and 1999 and June 30, 2000 (unaudited) and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997, 1998 and 1999 and for the periods ended June 30, 1999 and June 30, 2000 (unaudited).

                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical ratios of earnings to fixed charges for the periods indicated (in thousands):

                                                               Year Ended December 31
                             Six Months Ended    -----------------------------------------------
                              June 30, 2000       1999     1998(1)      1997     1996      1995
                             ----------------    ------    -------     ------   ------    ------
Ratio....................           *               *         *          *         *         *
Deficiency...............       $21,933         $49,806    $153,843   $10,967    $5,928  $23,733


*   Earnings for the period indicated were insufficient to cover fixed charges.

(1) Deficiency includes charges resulting from acquired in-process research and development costs

        For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net loss from continuing operations before adjustments for minority interests in consolidated subsidiaries and income from equity investees, plus fixed charges. Fixed charges consist of interest expense, and estimated interest within rental expense.

The following description of the particular terms of the securities offered hereby (referred to in the accompanying prospectus as the "debt securities") supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

                              DESCRIPTION OF UNITS

        Each unit consists of one of our __% Senior Secured Convertible Notes due 2004 in the principal amount of $_____ and one warrant to purchase __ shares of our common stock. The notes and the warrants are permitted to be sold separately after the issuance of the units.

                              DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, "Axys" refers only to Axys Pharmaceuticals, Inc. and not to any of its subsidiaries.

        We will issue the notes under an indenture, as modified by a first supplemental indenture, between us and U.S. Bank Trust National Association, as trustee. When we refer to the indenture the terms of the notes include those stated in the indenture, the supplemental indenture thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939. The provisions of the indenture referred to below under the subcaption "Security" also define the terms of the pledges that will secure the notes.

        The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes. We have filed copies of the indenture as exhibits to the registration statement which includes this prospectus. Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meaning assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES

        These notes:

-   are convertible into shares of our common stock;
-   are our general obligations;
- are secured by a first priority pledge of substantially all of the capital stock of Discovery Partners International, Inc. we own and an interest in related contract rights;
- are pari passu in right of payment to all of our existing and future debt that is senior to the notes; and
- are senior in right of payment to any of our future subordinated indebtedness.

        In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries or minority interests, these subsidiaries and minority interests will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our subsidiaries and minority interests generated 37% of our consolidated revenues in the twelve-month period ended December 31,1999 and held 27% of our consolidated assets as of December 31, 1999.

PRINCIPAL, MATURITY AND INTEREST

        We will issue notes with a maximum aggregate principal amount of up to $20,000,000. We will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on ____________, 2004.

        Interest on the notes will accrue at the rate of __% per annum and will be payable quarterly in arrears on _________, ________, ______, and _________, commencing on ____________, 2000. We will make each interest payment to the holders of record at the close of business on the fifth business day preceding such interest payment dates.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST

        We may, at our option, which we refer to as the "Stock Payment Option," make a payment of interest on the notes wholly or partly in shares of our common stock, which we refer to as "Interest Shares," provided the issuance of Interest Shares upon such exercise of the Stock Payment Option shall have been authorized by the board of directors.

        We may not exercise the Stock Payment Option with respect to any payment of interest on the notes if:

(1) the number of shares of our common stock authorized, unissued and unreserved for all purposes other than payment of interest on the notes, or held in our treasury, after taking into account shares of common stock required to be reserved for conversion of the notes and exercise of the warrants, is insufficient to pay the portion of such interest to be paid in common stock;

(2) the issuance or delivery of Interest Shares or the public resale of such Interest Shares by the holders who are not our affiliates for the purposes of the Securities Act of 1933, as amended, would require registration or filing with or approval of any governmental authority under any law or regulation, and such registration, filing or approval has not been effected or obtained or is not in effect;

(3) the Interest Shares shall not at the time of issuance have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which our common stock is then listed and traded;

(4) the Interest Share Price for the Interest Shares is less than the par value of the common stock;

(5) an event of default has occurred and is continuing on the applicable interest payment date or at any time thereafter to and including the date on which we deliver such Interest Shares to the holders; or

(6) our common stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on Nasdaq.

        We shall have the right to elect the Stock Payment Option for the notes with respect to a particular interest payment date only if we give notice of such election to the trustee and the holders of the notes on or before the date that is 25 trading days prior to such interest payment date. Any election of the Stock Payment Option for a particular interest payment date shall be applicable pro rata (based on the amount of interest payable on such interest payment date) to all notes that are outstanding on such interest payment date. If we elect the Stock Payment Option with respect to a particular interest payment date, we will issue to each holder of notes in respect of such interest payment date the aggregate number of whole shares of common stock determined by dividing the per share Interest Share Price of the common stock on the applicable interest payment date into an amount equal to the total amount of lawful money of the United States of America which such holder would receive if the aggregate amount of interest on the notes held by such holder which is being paid in Interest Shares were being paid in such lawful money.

        The Interest Shares for such interest payment date shall become issuable on such interest payment date and we shall deliver, or cause to be delivered, the appropriate number of Interest Shares to the holders within three trading days after the applicable interest payment date. If in any case we fail to deliver or cause to be delivered such number of Interest Shares to the holders within five trading days after such interest payment date, then in addition to any other liabilities we may have hereunder and under applicable law, we will be liable to the holders for all out-of-pocket expenses and any direct damages or liabilities incurred by the holders as a result of such failure, and such holder may by written notice or oral notice (promptly confirmed in writing), given at any time prior to delivery to such holder of the Interest Shares, require payment in cash of the interest in respect of which we exercised the Stock Payment Option, in which case the amount of such interest shall be immediately due and payable, with default interest thereon from the applicable interest payment date until paid in full and upon such cash payment in full we shall not be obligated to issue such Interest Shares to such holder.

        We shall deliver to the trustee and each holder, on or prior to the date on which Interest Shares for such payment of interest on the notes are required to be received by the holders, a certificate setting forth (a) the total amount of the cash interest payment to which such respective holder is entitled, (b) the portion of such interest payment being made in Interest Shares, (c) the Interest Share Price and the market price on each trading day used in computing the Interest Share Price, (d) the number of Interest Shares allocable to such payment, as calculated pursuant to the indenture, (e) any rounding adjustment to such number or any payment necessary to be made pursuant to the indenture, (f) a brief statement of the facts requiring such adjustment, and (g) a brief statement that none of the conditions preventing the election of the Stock Payment Option by us, as set forth in the indenture, has occurred and is continuing and that all of the requirements of the indenture have been met. Such certificate shall be conclusive evidence of the correctness of the calculation of the number of Interest Shares allocable to the payments to which such certificate relates and of any adjustments to such number made pursuant to the indenture in the absence of manifest error. On or before the pertinent interest payment date, we shall issue, or cause the issuing agent to prepare and issue, the Interest Shares in the names of the holders or their respective nominees before being so delivered by us on such interest payment date.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

        All payments of principal and interest on the notes will be made at the office or agency of the paying agent and registrar for the notes within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders. In addition, we may, at our option, make interest payments in shares of common stock, in lieu of cash if we satisfy the requirements in the indenture described above under the heading "--Issuance of Common Stock In Lieu of Cash Interest."

PAYING AGENT AND REGISTRAR FOR THE NOTES

        The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer.

CONVERSION

       The holder of any convertible note will have the right, exercisable at any time following the date of original issuance thereof and prior to repurchase or maturity, to convert the principal amount thereof, or any portion of such principal amount that is at least $______ (or such lesser principal amount thereof as shall be outstanding at such time), into shares of our common stock at a conversion price of $___ per share, subject to adjustment as described below, which we refer to as the "Conversion Price". If we do not have available for issuance upon conversion of the notes shares of common stock sufficient for issuance upon such conversion, the holders will have the right to receive cash in an amount equal to the number of shares of our common stock which we are unable to issue
                                      S-16
multiplied by the average market price of our common stock for the five consecutive trading days immediately prior to the applicable conversion date.

       In connection with conversion of a note or portion thereof, the holder will not be entitled to payment or credit in respect of accrued and unpaid interest on such note or portion thereof converted. No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

ADJUSTMENT

        The Conversion Price is subject to adjustment upon the occurrence of certain events, including:

        (1) the payment of a dividend or the making of a distribution to all holders of the outstanding common stock in shares of common stock;

        (2) the issuance of rights or warrants (other than any rights or warrants referred to clause(4) below) to all holders of our outstanding shares of common stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of common stock at a price per share less than the current market price on the record date fixed for the determination of stockholders entitled to receive such rights or warrants;

        (3) the subdivision of the outstanding shares of common stock into a greater number of shares of common stock or the combination of the outstanding shares of common stock into a smaller number of shares of common stock;

        (4) the distribution to all holders of our common stock of shares of any class of our capital stock (other than any dividends or distributions to which clause (1) above applies) or evidences of our indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (2) above, dividends and distributions paid exclusively in cash and distributions made upon a merger or consolidation);

        (5) the distribution to all holders of our common stock of cash (excluding any cash that is distributed upon a merger or consolidation or as part of a distribution referred to clause
                (4) above) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of our common stock made exclusively in cash within the 12 months the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (5) has been made, and (2) the aggregate of any cash plus the fair market (as determined by the board of directors, whose determination shall be conclusive and set forth in a board resolution) of consideration payable in respect of any tender offer by us or any of our subsidiaries for all or any portion of the common stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to clause (6) below has been made, exceeds 10% of the product of (x) the current market price on the record date with respect to such distribution times (y) the number of shares of common stock outstanding on such date, unless we elect to reserve such cash for distribution to the holders of notes upon conversion of the notes;

        (6) a tender offer made by us or any of our subsidiaries for all or any portion of our common stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders of an aggregate consideration having a fair market value (as determined by the board of directors, whose determination shall be conclusive and described in a board resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the board of directors, whose determination shall be conclusive and described in a board resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by us or any of our subsidiaries for all or any portion of our common stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (6) has been made and (2) the aggregate amount of any distributions to all holders of our common stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (5) above has been made, exceeds 10% of the product of (i) the current market price as of the last time tenders could have been made pursuant to such tender offer (as it may be amended) times (ii) the number of shares of common stock outstanding (including any tendered shares) at such time; and

        (7) the issuance of shares of our common stock or common stock equivalents by us, other than an issuance pro rata to all holders of our outstanding common stock, at a price below the specified market value of such common stock at the time of such issuance, except:

                - issuances for which the Conversion Price is adjusted pursuant to clause (1) above;
                - issuances in connection with an offering for cash for our account that is underwritten on a firm commitment basis and is registered under the Securities Act of 1933, as amended or sold in an offering primarily to "qualified institutional buyers" as defined in, and in a transaction under, Rule 144A under the Securities Act of 1933, as amended;
                - issuances upon conversion of the notes or exercise of the warrants;
                -  issuances of Interest Shares;
                - issuances upon exercise of options, warrants or other rights outstanding as of the date of the supplemental indenture in accordance with the terms thereof; or
                - issuances pursuant to the common stock purchase agreement, dated as of July 21, 2000 between us and Acqua Wellington North American Equities Fund, Ltd.

        If we reclassify or change our outstanding common stock or consolidate, merge or combine with another person or sell or convey substantially all of our assets to any person, in either case, as a result of which holders of our common stock become entitled to receive stock, security or other property or assets with respect to their shares of common stock, we, the successor person or purchasing person, as the case may be, shall enter into an agreement with the trustee providing that the notes will become convertible into the kind and amount of stock, securities, property or assets which the holders of the notes would have owned immediately after the transaction if the holders had converted their notes immediately before the effective date of the transaction.

        The indenture also provides that if the Conversion Price is adjusted as a result of the issuance of rights, warrants or options and some or all of those rights, warrants or options expire unexercised, the Conversion Price shall be readjusted to take into account the actual number of such rights, warrants or options, which were exercised.

        We will not be required to adjust the Conversion Price unless such adjustment would require an increase or decrease of at least 1% in such price; provided that any non-adjustment is carried forward and taken into consideration in any subsequent adjustment.

        We will be permitted to make such reductions in the Conversion Price as we, in our discretion, determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock which we make to our stockholders will not be taxable to the recipients.

RESERVATION OF SHARES

        We will reserve and keep available, free of pre-emptive rights in our treasury a sufficient number of shares of our common stock to allow for conversion of all outstanding notes. Failure by us to maintain such shares in treasury would constitute a breach of the indenture.

SECURITY

        The notes will be secured by a pledge of 6,682,500 shares of common stock of Discovery Partners International, Inc. which we own.

        The notes will also be secured by a security interest in our interest in the following contracts which relate to our investment in DPI:

        - the Amended and Restated Shareholders' Agreement dated as of April 7, 2000, as amended
        - the Standstill Agreement made as of April 28, 2000 by and between DPI and the Company; and,
        - the Second Amended and Restated Investors' Rights Agreement made as of April 28, 2000 by and between DPI and the Investors listed on Schedule A thereto.

        The trustee will act as the initial collateral agent pursuant to the terms of the indenture which will define the terms of the pledges that secure the notes. These pledges will secure the payment and performance when due of all of our obligations under the indenture and the notes as provided in the indenture.

        In general so long as no event of default has occurred and is continuing, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the collateral pledged by us and to exercise any voting and other consensual rights pertaining to the collateral pledged by us.

        Upon the occurrence and during the continuance of an event of default,

(1) all of our rights to exercise such voting or other consensual rights will cease, and all such rights will become vested in the trustee, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;
(2) all of our rights to receive all cash dividends, interest and other payments made upon or with respect to the collateral will cease and such cash dividends, interest and other payments will be payable to the trustee; and
(3) the trustee may sell or dispose of the collateral or any part thereof in accordance with the terms of the indenture. All funds distributed under the indenture and received by the trustee for the benefit of the holders will be distributed by the trustee in accordance with the provisions of the indenture.

        The trustee will determine the circumstances and manner in which the collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the collateral from the liens created by the indenture and whether to foreclose on the collateral following an event of default.

        The collateral will be released:

(1) upon the full and final payment and performance of all of our obligations under the indenture and the notes;

(2) if the collateral is sold in accordance with the applicable provisions of the indenture;

(3) upon defeasance of the indenture in accordance with the applicable provisions of the indenture;

(4) upon a permitted substitution of funds or government obligations as replacement collateral in accordance with the applicable provisions of the indenture; or

(5)     with the prior written consent of a majority of the holders.

REPURCHASE AT THE OPTION OF HOLDERS

        If a repurchase event occurs, each holder of notes will have the right, but not the obligation, to require us to repurchase the repurchase portion of such holder's notes, or any portion thereof on the applicable repurchase date. Within 5 business days following any repurchase event, we will mail a notice to the trustee and each holder stating the transaction or transactions that constitute the repurchase event, the date by which the repurchase right must be exercised and the procedures which a holder must follow to exercise the repurchase right. To exercise the repurchase right, a holder shall deliver to us, with a copy to the trustee, on or before the twentieth day after our notice (or if no such notice is given, within 40 days after such holder first learns of the repurchase event) a notice setting forth the name of such holder and the principal amount of notes to be repurchased from such holder. In the event that the value of the collateral is at least 150% of the amount by which (a) our obligations on the notes exceed (b) the principal thereof or we substitute the collateral for funds or governmental obligations in accordance with the indenture on the date of such repurchase event, then we will repurchase the portion of the notes from the holders electing to exercise their repurchase rights 60 days from the last date a holder may exercise such rights. If the value of the collateral does not equal at least 150% of the amount by which (x) our obligations on the notes exceed (y) the principal thereof or we do not substitute the collateral on the date of the repurchase event, we will repurchase the portion of the notes from the holders electing to exercise their repurchase rights 30 days from the last date a holder may exercise such rights. We will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a repurchase event.

        On the applicable repurchase date, we will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to our notice;
(2) deposit with the paying agent an amount equal to the repurchase price in respect of all notes or portions of notes properly tendered; and
(3) deliver or cause to be delivered to the trustee the notes so accepted together with a certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

        The trustee will promptly pay, in immediately available funds, to each holder of notes properly tendered the repurchase price for such notes to such account as specified by such holder in writing to us at least one business day prior to the applicable repurchase date, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        In case of any repurchase event as specified in clause (b) of the definition of such term, we shall be entitled to satisfy our obligations to repurchase notes under Article VII of the supplemental indenture by causing a third party to make payment on the applicable repurchase date of the applicable repurchase prices of all notes required to be repurchased by us, in which case we shall notify the holders of such fact, with a copy to the trustee, at least five business days prior to such repurchase date; provided, however, that nothing herein shall relieve us of our obligation for payment of such repurchase prices if such third party shall fail to pay the same when due.

        The provisions described above that require us to repurchase the notes following a repurchase event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a repurchase event, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Future credit agreements or other agreements relating to indebtedness to which we become a party may contain restrictions and provisions that prohibit us from purchasing any notes, or that provide that certain change of control events with respect to us would constitute a default under the agreements governing such indebtedness. In the event a repurchase event occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our senior lenders to purchase the notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under such indebtedness.

ASSET SALES

        We shall not, and shall not permit any of our restricted subsidiaries to:

(1) sell, convey or otherwise dispose of (including, without limitation, by way of lease or license) any assets which are material to our business, properties, operations, condition (financial or other), results of operations or prospects or those of our restricted subsidiaries, taken as a whole, in a single transaction or a series of related transactions (including, without limitation, in a transaction between us and any subsidiary or other affiliate);

(2) sell, convey, pledge, transfer or otherwise dispose of any of the pledged securities or the shares of preferred stock of Akkadix Corporation we own, which we refer to as the "Akkadix Shares," except in each such case as permitted by the indenture; or

(3)     liquidate, dissolve or otherwise wind up our affairs.

        Notwithstanding the foregoing restrictions, we shall be permitted to sell, convey or otherwise dispose of the pledged securities or the Akkadix Shares so long as:

(1) the net cash proceeds of such sale, conveyance or other disposition (plus the amount of any cash in addition to such proceeds which cash is deposited by us with the trustee as collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the repurchase price of such notes) are sufficient to pay in full all amounts we are required to pay by reason of the repurchase rights of the holders (assuming all holders exercise their repurchase rights to the full extent permitted thereby),

(2) the terms of such sale, conveyance or other disposition provide for us to make payment by deposit with the trustee on or before the date of such sale, conveyance or other disposition of an amount in cash (or instrument payable in next day funds) which, together with the amount of any cash in addition to such proceeds which cash is deposited by us with the trustee on or before such date as collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the repurchase price of notes, is at least equal to the amount specified in the immediately preceding clause (1),

(3) after giving effect to such sale, conveyance or other disposition, the value of the collateral as to which the trustee holds a perfected first priority security interest is at least equal to 150% of the amount by which the (A) amount of the obligations exceeds (B) the principal amount of notes that are outstanding and of which the holders have the right to require repurchase by reason of such sale, conveyance or other disposition (whether or not such right has been exercised), plus accrued interest thereon to the date of determination, and

(4)     no default or event of default has occurred and is continuing.

CERTAIN COVENANTS

        INCURRENCE OF INDEBTEDNESS

        We will not, and will not permit any restricted subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any indebtedness other than permitted indebtedness; provided, however, that if at any time during any period of 20 consecutive trading days commencing after the closing date of the offering of the notes on each such trading day: (a) the common stock shall be listed on Nasdaq, the NYSE or the AMEX, and the market price of our common stock shall be at least 200% of the Conversion Price in effect on each such trading day, (b) no event of default shall have occurred or be continuing and no repurchase event shall have occurred with respect to which any holder has the right to require repurchase of any note pursuant to the indenture or with respect to which any holder has exercised such right and we shall not have paid or deposited in accordance with the indenture the applicable repurchase price, (c) the registration statement shall be effective and available for use by us for the sale of shares of our common stock to holders of the warrants upon exercise of the warrants and is reasonably expected to remain effective and available after such period of 20 trading days and (d) we shall have furnished to the holders and the trustee a certificate certifying the matters set forth in the immediately preceding clauses (a) through (c), then thereafter we shall no longer be obligated to comply with this covenant.

        LIENS

        We will not, and will not permit any of our restricted subsidiaries to, create, assume or suffer to exist any lien upon all or any part of our property of any character, whether owned at the time the supplemental indenture is executed or thereafter acquired, except permitted liens.

        We (a) will not create, incur or permit to exist, will defend the collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the collateral, other than the liens created by the supplemental indenture and by certain permitted liens that are inchoate liens, and (b) will defend the right, title and interest of the trustee in and to any of the collateral against the claims and demands of all persons whomsoever.

        In addition, we will not create, incur or permit to exist, will defend the Akkadix Shares against, and will take such other action as is necessary to remove, any lien or claim on or to the Akkadix Shares other than liens created by the supplemental indenture and by certain permitted liens that are inchoate liens. Notwithstanding the foregoing limitation, we shall be permitted to create liens on the Akkadix Shares so long as:

(1) any such lien secures only indebtedness for borrowed money that is permitted indebtedness and our obligations relating thereto;

(2)     no default or event of default will result from such incurrence;

(3) we shall have received a bona fide offer from one or more persons to provide such indebtedness to us with such lien on the Akkadix Shares;

(4) we shall have given the holders at least 10 days' notice, with a copy to the trustee, which notice shall include statements of the amount of such indebtedness, the material terms of such indebtedness and the time or period within which the closing of the funding of such indebtedness is to occur (but in no event sooner than 30 days or later than 90 days after we give such notice to the holders) and copies of any proposed documents relating to such indebtedness, and during such 10-day period each holder shall have the right to notify us, with a copy to the trustee, that such holder wishes to provide such holder's pro rata portion of such indebtedness to us, such pro rata portion to be determined from the ratio of the principal amount of such holder's note or notes that are outstanding to the aggregate principal amount of all notes that are outstanding, in each case at the close of business on the date such notice is given by us, which we refer to as the "Initial Allocation," and whether such holder wishes to provide more than such holder's Initial Allocation (and if so, the amount such holder wishes to provide in excess of such holder's Initial Allocation, which amount may be all of such Indebtedness or any portion thereof as so specified by such holder);

(5) if within such 10-each period (x) no holder so notifies us that it wishes to provide such indebtedness or (y) one or more holders so notify us that such holder or holders wish to provide such indebtedness but the aggregate amount of such indebtedness which such holder or holders wish to provide (including all amounts in excess of their Initial Allocations), as stated in such notices or notices from such holder or holders to us, is less than the amount of such indebtedness as stated in our notice to the holders given pursuant to clause (4) of this covenant, then in the case of either the preceding clause (x) or (y) no holder shall have any right to provide such indebtedness and we shall be entitled to complete the financing of such indebtedness on the terms, and on or before the date, or within the period, as the case may be, specified in such notice from us to the holders;

(6) if within such 10-day period one or more holders so notify us that they wish to provide such indebtedness and the aggregate amount of such indebtedness which such holder or holders wish to provide (including all amounts in excess of their Initial Allocations), as stated in such notice or notices from such holder or holders to us, is at least equal to the amount of such indebtedness as stated in our notice to the holders given pursuant to the preceding clause (4), then each holder who so notifies us shall be entitled to provide such pro rata portion of such indebtedness on the terms set forth in our notice to the holders given in accordance with the preceding clause (4); and, if all holders do not notify us that they wish to provide their Initial Allocations of such indebtedness, each holder who shall have notified us that such holder wishes to provide more than its Initial Allocation shall be entitled to provide a portion of the amount of such indebtedness in excess of the aggregate amount thereof which the holders have offered to provide based on their Initial Allocations, with the portion of such excess allocated to each holder to be based on the ratio of the amount of such excess which such holder offered to provide to the aggregate amount such excess that all holders offered to provide (which procedure shall be followed successively until such excess is fully allocated to such holders);

(7) the closing of the transaction for such indebtedness with the holder or holders entitled to provide such indebtedness and the creation of such lien shall occur at such time or such period specified in the notice given by us to the holders pursuant to the preceding clause (4); and

(8) if one or more holders shall be entitled in accordance with the preceding clause (6) to provide such indebtedness and such holder or holders default in their obligations to provide such indebtedness, then we shall promptly give notice to the holders of such default, with a copy to the trustee, and, notwithstanding any other provision of this covenant, we shall have 60 days after such default to complete such indebtedness financing on terms no more favorable to the lenders providing such indebtedness than those contained in the notice provided by us to the holders in accordance with the preceding clause (4).

        If for any reason such closing and creation of such lien do not occur within the applicable period provided in this covenant, thereafter any proposed creation of a lien on any of the Akkadix Shares shall again be subject to the requirements of this covenant.

        ADDITIONAL COLLATERAL

        In case any stock dividend shall be declared on any of the pledged securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the pledged securities, or any distribution of capital shall be made on any of the pledged securities or from the issuer of any pledged securities, or any property shall be distributed upon or with respect to the pledged securities or from the issuer of any pledged securities pursuant to any recapitalization or reclassification of the capital of the issuer of any pledged securities, or pursuant to a reorganization thereof, the shares or other property so distributed shall be delivered to the trustee as additional collateral security for the obligations. We will forthwith deliver to the trustee certificates therefor, accompanied by three undated stock powers duly executed in blank by us for each such certificate, with appropriate signature guarantees, in the case of capital stock or such other instruments of transfer as are acceptable to the trustee, and will promptly thereafter deliver to the trustee an Officers' Certificate describing such stock and certifying that the same has been duly pledged to the trustee and deposited with the trustee hereunder.

        If an event of default occurs, then during any period in which an event of default is continuing, all cash dividends payable in respect of the pledged securities shall be paid to the trustee and retained by it as part of the collateral. The trustee shall also be entitled to retain as part of the collateral the following, all of which shall be received directly by the trustee:

(1) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the pledged securities;

(2) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the pledged securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(3) all other or additional stock or other securities or property (including cash) which may be paid in respect of the collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, dissolution, or similar corporate reorganization.

        All dividends, distributions or other payments which are received by us contrary to the provisions of this covenant shall be received in trust for the benefit of the trustee, shall be segregated from our other property or funds and shall be forthwith paid over to the trustee by delivery to the trustee as collateral in the same form as so received (with any necessary endorsement). If, upon the dissolution or liquidation (in whole or in part) of any issuer of pledged securities, any sum shall be paid upon or with respect to any of the pledged securities, such sum shall be paid over to the trustee to be held by the trustee as additional collateral security for the obligations.

        DISPOSITION OF COLLATERAL

        We will not sell, transfer, lease, assign or otherwise dispose of any of the collateral to any person, including, without limitation, any subsidiary, or attempt, offer or contract to do so except as expressly permitted by indenture.

        TRANSACTIONS WITH AFFILIATES

        We will not, and will not permit any of our subsidiaries, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any of our affiliates, except as in existence on the date the note purchase agreements are executed and delivered by the parties thereto and except on terms to us or, in the case of any such payment, investment or transaction between any of our restricted subsidiaries and any affiliate, to such subsidiary, no less favorable than terms that could be obtained by us or such restricted subsidiary from a person that is not our affiliate, as determined in good faith by the board of directors; provided, however, that we may enter into a transaction with any restricted subsidiary, if the terms of the transaction do not (i) adversely affect the validity or enforceability of any transaction document, (ii) materially impair our ability to perform our obligations under the transaction documents, (iii) impair the existence, validity or priority of the trustee's lien on and security interest in the collateral, or (iv) impair the rights of the holders, or the trustee to enforce any of their respective rights or remedies pursuant to the transaction documents.


        LIMITATION ON ISSUANCES OF SECURITIES

        We shall not, and shall not permit any of our restricted subsidiaries to
(a) issue any common stock equivalent that directly or indirectly is convertible into, exchangeable for, or otherwise entitles the holder to acquire, shares of common stock at a price that varies based on changes in the market price of the common stock, (b) directly or indirectly issue any common stock or common stock equivalent under any agreement or arrangement that provides for re-pricing or adjusting the price at which common stock is issued in connection therewith or which adjusts the number of shares of common stock issued in connection therewith, (c) enter into any agreement for the issuance of shares of our common stock under an arrangement for us to draw down from a commitment by any person to issue shares of our common stock or which allows us or such subsidiary to exercise any put right with respect to shares of common stock or any similar transaction.

        INVESTMENT COMPANY STATUS

        We will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

        RECORDS

        We will keep and maintain at our own cost and expense satisfactory and complete records of the collateral, including, without limitation, a record of all payments received and all credits granted with respect to the accounts that constitute part of the collateral. For the further security of the trustee for the ratable benefit of the holders, we will grant to the trustee, for the ratable benefit of the holders, a security interest in all of our books and records pertaining to the collateral, and we shall turn over any such books and records for inspection at our office to the trustee or any holder or to their respective representatives during normal business hours at the request of the trustee upon reasonable prior notice from the trustee or such holder to us.

EVENTS OF DEFAULT AND REMEDIES

        Each of the following is an event of default:

(1) we fail to pay any installment of interest on any note when due and such failure continues for a period of five business days after the due date thereof;

(2) we fail to pay the principal of the notes on the maturity date of the notes;

(3) we fail to issue or cause to be issued shares of common stock (a) to any holder upon exercise by such holder of such holders' conversion rights in accordance with the supplemental indenture and notes or (b) to the holder of any warrant upon exercise by such holder of such holder's purchase rights in accordance with the terms of such warrant, in either such case, within two trading days after the due date therefor in accordance with the terms of the notes, the indenture, or any warrant, as the case may be; provided, however, that if such failure occurs solely by reason of any action that the issuing agent has taken or failed to take, then no event of default shall occur under this covenant unless we fail so to issue or cause to be issued such shares of our common stock within four trading days after the due date therefor in accordance with the terms of the notes, the indenture or any warrant;

(4)     we default in our performance of, or breach, any covenant or warranty in
        Section 1005 or 1006 of the original indenture or Sections 5.01, 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.13, 5.14, 5.17, 5.18 or 5.21 of the
        supplemental indenture;

(5) we default in the performance, or breach, of any covenant or warranty in the indenture (other than a default pursuant to clause (3) or which has expressly been included in the indenture solely for the benefit of a series of securities other than the notes), and continuance of such default or breach for a period of fifteen business days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or within 30 business days after such notice is given if, and only if, such default is reasonably capable of cure within 30 business days after such notice is given and at all times during such 30 business day period we have been diligently taking action to cure such default and such cure cannot reasonably be completed in such 15-business day period;

(6) any of our representations or warranties made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the transaction documents) shall be false or misleading in any material respect when made and, to the extent susceptible to cure, such breach shall not have been cured within ten business days after there has been given, by facsimile transmission or registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the notes of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(7) any court of competent jurisdiction shall enter one or more final judgments against us or any of our restricted subsidiaries or any of their respective properties or other assets in an aggregate amount in excess of $1,000,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 45 consecutive days;

(8) (a) we or any of our restricted subsidiaries shall default in any payment with respect to any indebtedness for borrowed money (other than the notes) which indebtedness has an outstanding principal amount in excess of $1,000,000, individually or $2,000,000 in the aggregate, for us and our subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or
        (b) any of our indebtedness or indebtedness of any of our restricted subsidiaries which has an outstanding principal amount in excess of $1,000,000 individually, or $2,000,000 in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

(9) our common stock shall cease to be listed on any of Nasdaq, the NYSE or the AMEX;

(10) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging us bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official for us or for any substantial part of our property, or ordering the winding up or liquidation of our affairs, and the continuance of any such decree or order for relief of any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(11) a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or we consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of us or of any substantial part of its property, or we make an assignment for the benefit of creditors, or we admit in writing of our inability to pay our debts generally as they become due, or we take corporate action in furtherance of any such action; or

(12) the trustee shall cease to have a first priority perfected security interest for the benefit of the holders in any of the collateral, other than collateral that has been released from the lien of the indenture in accordance with the terms of the indenture; or any of the pledged securities shall not be duly and validly authorized, fully paid and non-assessable shares of capital stock of the issuer thereof.

        In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to us and the trustee may on behalf of the holders of all of the notes waive any existing event of default and its consequences under the indenture except a continuing event of default in the payment of interest on, or the principal of, the notes.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any event of default, we are required to deliver to the trustee a statement specifying such event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

        None of our directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of our obligations under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

               We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes, which we refer to as "Legal Defeasance," except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of and interest on such notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the notes concerning (a) issuing temporary notes, (b) registration and transfer of notes, (c) mutilated, destroyed, lost or stolen notes, (d) the maintenance of an office or agency for payment, (e) money for security payments held in trust, and
        (f) the right of holders to convert their notes and exercise their warrants and our obligation to deliver shares of common stock upon such conversion or exercise;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)     the Legal Defeasance provisions of the indenture .

        In addition, we may, at our option and at any time, elect to have the our obligations released with respect to certain covenants that are described in the indenture, which we refer to as "Covenant Defeasance," and thereafter any omission to comply with those covenants shall not constitute an event of default with respect to the notes. In the event a Covenant Defeasance occurs, certain events (except non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an event of default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or
        (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) we must deliver to the trustee a certificate stating that neither the notes nor any other securities of the same series, if then listed on any securities exchange, will be delisted as a result of such Legal Defeasance or Covenant Defeasance;

(5) no event of default shall have occurred and be continuing either: (a) on the date of such deposit or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(6) such Legal Defeasance or Covenant Defeasance shall not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (assuming all notes are in default within the meaning of such act);

(7) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any agreement or instrument to which we are a party or by which we are bound;

(8) such Legal Defeasance or Covenant Defeasance will not result in the trust constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such act or exempt from registration thereunder; and

(9) we must deliver to the trustee a certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

        Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal of or change the fixed maturity of any note or change our obligations with respect to the repurchase of the notes;

(2) reduce the rate of or change the time for payment of interest on any note;

(3) make any note payable in money other than that stated in the notes or change the place of payment where the notes are payable;

(4) impair the right to institute suit for enforcement of any payment on or after the maturity date of the notes;

(5) modify the provisions of the indenture relating to subordination of the notes and warrants in a manner adverse to the holders of notes;

(6) reduce the percentage in principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(7)     make any change in the amendment and waiver provisions in the indenture;
        or

(8) make any change that adversely affects the right of holders to convert any security given for the notes pursuant to the indenture or decrease the conversion rate or increase the Conversion Price of any note.

        Notwithstanding the preceding, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes:

(1)     to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder; or

(5) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

        If the trustee becomes one of our creditors, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict, apply to the Securities and Exchange Commission for permission to continue or resign to the extent and in the manner provided by the Trust Indenture Act.


        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an event of default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes.

CERTAIN DEFINITIONS

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Accounts" means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

        "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the subject person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

        "Akkadix" means Akkadix Corporation, a California corporation, and its successors.

        "Akkadix Shares" means the 3,000,000 shares of Series A Preferred Stock, $.001 par value per share, of Akkadix registered in the name of the Company, any other shares of capital stock of Akkadix owned by the Company from time to time, and any shares of capital stock of Akkadix into or for which such shares shall be converted, exchanged, changed or reclassified.

        "AMEX" means the American Stock Exchange, Inc.

        "Applicable Rate" means __ percent per annum; provided, however, that if an event of default shall have occurred, then the Applicable Rate shall be increased to the default rate during the period from the date of such event of default until the date no event of default is continuing (or in either such case such lesser rate as shall be the highest rate permitted by applicable law).

        "Board of Directors" means the board of directors of the Company.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the board of directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the holder.

        "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York or the State of California are authorized or required by law or executive order to remain closed.

        "California UCC" means the Uniform Commercial Code as in effect from time to time in the State of California.

        "Cash, Cash Equivalents and Eligible Investment Balances" of any person on any date shall be determined from such person's books maintained in accordance with Generally Accepted Accounting Principles, and means (without duplication) the sum of (1) the cash accrued by such person and its subsidiaries on a consolidated basis on such date and available for use by such person and its subsidiaries on such date, (2) all assets which would, on a consolidated balance sheet of such person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents and (3) all Eligible Marketable Securities in the amount thereof that would be shown on such balance sheet.

        "Chattel Paper" shall have the meaning assigned to such term under the Code.

        "Code" means the California UCC or the New York UCC, as applicable.

        "Collateral" means each of the following, whether now existing or hereafter arising:

        (1) the pledged securities;

        (2) all of the Company's right, title and interest in and to all Contracts relating to any of the pledged securities, including, without limitation, the DPI Contracts;

        (3) all General Intangibles of the Company, whether now existing or hereafter arising, in any way relating to or arising from items (1) through (2) immediately above;

        (4) all cash, securities, rights and other property at any time or from time to time received, receivable or otherwise distributed in respect of items (1) through (3) immediately above;

        (5) all insurance policies to the extent they relate to items (1) through (4) immediately above;

        (6) all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing in this definition;

        (7) to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing in this definition, which Proceeds may be in the form of accounts, Chattel Paper, Inventory or otherwise; and

        (8) any funds or government obligations deposited by the Company with the trustee pursuant to Section 6.11 of the supplemental indenture.

        "Collateral Substitution" means the substitution by the Company of collateral pursuant to Section 6.11(a) of the supplemental indenture, and which will occur on the date that the Company is entitled, in accordance with such
Section 6.11(a), to the release of all collateral other than the collateral so deposited by the Company with the trustee pursuant to such Section 6.11(a).

        "Collateral Value" as of any date means the sum of the following:

        (1) all cash held by the trustee on such date that constitutes collateral; and

        (2) the fair market value, as set forth in a certificate signed by a Financial Advisor and delivered to the trustee, of all pledged securities held by the trustee on such date that constitute collateral, taking into account any restrictions on sale of such pledged securities other than the restrictions arising from the Security Interest;

provided, however, that only such items of collateral listed in the preceding clauses (1) and (2) as to which the trustee has a first priority perfected security interest for the benefit of the holders shall be included in the calculation of collateral value.

        "Common Stock" includes the Company's common stock, $.001 par value, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the common stock) as authorized on the date hereof, and any other securities into which or for which the common stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the common stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than common stock) and other securities of the Company or any other person which the holders at any time shall be entitled to receive, or shall have received, on the conversion of the notes, in lieu of or in addition to common stock.

        "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of common stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of common stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

        "Company" shall have the meaning provided in the first paragraph of the supplemental indenture.

        "Company DPI Agreements" means, collectively, all agreements between or among the Company and DPI, other than the DPI Contracts, whether existing at the date of the supplemental indenture or entered into thereafter.

        "Company Certificate" means a certificate of the Company signed by an Officer.

        "Company Notice" means a Company Notice in the form set forth in Section
7.04 of the supplemental indenture.

        "Computation Date" shall have the meaning provided in Section 5.09 of the supplemental indenture.

        "Consolidated Net Current Assets" means the Net Current Assets of the Company and its restricted subsidiaries consolidated in accordance with Generally Accepted Accounting Principles.

        "Contracts" shall have the meaning assigned to such term under the Code.

        "Conversion Date" means the date on which a Conversion Notice is given in accordance with Section 8.02(a).

        "Conversion Notice" means a duly executed Notice of Conversion of __% Senior Secured Convertible Note due 2004 substantially in the form set forth in
Section 2.04 of the supplemental indenture.

        "Conversion Price" means $____, subject to adjustment as provided in
Section 8.03 of the supplemental indenture.

       "Credit Agreement" means that certain Credit Agreement, dated as of July 26, 1999, as amended, by and between the Company and Foothill Capital Corporation, providing for up to $30 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and as amended, modified, renewed, refunded, replaced or refinanced from time to time without increasing the principal amount of borrowings thereunder and in compliance with the requirements of the supplemental indenture.

        "Current Market Price" shall mean the arithmetic average of the daily market prices per share of common stock for the ten consecutive trading days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to Section 8.03(a), (b), (c), (d), (e), (f), or (g) of the supplemental indenture occurs during such ten consecutive trading days, the market price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such market price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to Section 8.03(a), (b), (c), (d), (e), (f), or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the market price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such market price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the market price for each trading day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the board of directors in a manner consistent with any determination of such value for purposes of Section 8.03(d) or (f), whose determination shall be conclusive and described in a board resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of common stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 8.03(f), the current market price of the common stock on any date shall be deemed to be the arithmetic average of the daily market prices per share of common stock for such day and the next two succeeding trading days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion price pursuant to Section 8.03(a),
(b), (c), (d), (e), (f) or (g), occurs on or after the Expiration Time for the tender offer requiring such computation and prior to the day in question, the market price for each trading day on and after the "ex" date for such other event shall be adjusted by multiplying such market price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date,
(1) when used with respect to any issuance or distribution, means the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the market price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of common stock, means the first date on which the common stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(3) when used with respect to any tender offer means the first date on which the common stock trades, regular way, on such exchange or in such market after the Expiration Time of such tender offer. Notwithstanding the foregoing, whenever successive adjustments to the conversion price are called for pursuant to
Section 8.03, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of Section 8.03 and to avoid unjust or inequitable results as determined in good faith by the board of directors.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

        "Default Interest" shall have the meaning provided in the first paragraph of the note.

        "Default Rate" means __ percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

        "Depositary" means The Depository Trust Company.

        "Documents" shall have the meaning assigned to such term under the Code.

        "DPI" means Discovery Partners International, Inc., a Delaware corporation, and its successors.

        "DPI Contracts" means Amendment No. 1 to the Amended and Restated Shareholders' Agreement made as of April 28, 2000, by and among DPI, the Company, the Shareholders, as defined therein, and the Existing Investors, as defined therein (and all rights of the Company arising under, and all title and interest of the Company in and to, such Amended and Restated Shareholders' Agreement); the Standstill Agreement made as of April 28, 2000 by and between DPI and the Company; and the Second Amended and Restated Investors' Rights Agreement made as of April 28, 2000 by and between DPI and the Investors listed on Schedule A thereto, including the Company.

        "DPI Escrow Agreement" means the Indemnity Escrow Agreement, dated as of April 28, 2000, by and among DPI, the Company and U.S. Trust Company National Association, as Escrow Agent.

        "DPI Merger Agreement" means the Agreement and Plan of Merger, dated as of April 11, 2000, by and among DPI and DPII Newco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DPI, Axys Advanced Technologies, Inc., a Delaware corporation, and the Company, as in effect on the date of the supplemental indenture.

        "Eligible Marketable Securities" of any person on any date means the amount of marketable securities which would be reflected as short-term investments on a consolidated balance sheet of such person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles on a basis consistent with the most recently published audited consolidated balance sheet of such person and its subsidiaries at the time of such determination.

        "Event of Default" shall have the meaning provided in Section 4.01 of the supplemental indenture.

        "Excluded Transaction" means a consolidation or merger of the Company or any subsidiary with or into another entity where all of the following requirements are met:

        (1) the stockholders of the Company immediately prior to such transaction collectively own at least 40% of the outstanding voting securities of the surviving entity of such consolidation or merger (or of the Company, in the case of a consolidation or merger of a subsidiary in which the Company is not a constituent corporation in such consolidation or merger) immediately following such transaction;

        (2) such other entity and its affiliates are principally engaged in businesses of the same general types as the Company and the subsidiaries;

        (3) the ratio of pro forma combined Net Cash, Cash Equivalents and Eligible Investment Balances immediately prior to consummation of such consolidation or merger to the pro forma combined Quarterly Cash Requirements immediately prior to consummation of such consolidation or merger, in each such case of the surviving entity of such consolidation or merger (or of the Company, in the case of a consolidation or merger of a subsidiary in which the Company is not a constituent corporation in such consolidation or merger) shall not be less than the ratio of the Company's Net Cash, Cash Equivalents and Eligible Investment Balances to the Company's Quarterly Cash Requirements, in each such case immediately prior to consummation of such consolidation or merger; and

        (4) the board of directors shall have determined prior to consummation of such consolidation or merger, as evidenced by a board resolution, that consummation of such consolidation or merger will not adversely affect the ability of the Company to pay and perform its obligations to the holders under the transaction documents.

Any such consolidation or merger shall be an Excluded Transaction only if the Company shall have delivered to the trustee at least ten days prior to consummation of such consolidation or merger an Officers' Certificate signed by the Company's Chief Executive Officer or Chief Financial Officer setting forth in reasonable detail the facts showing that such consolidation or merger is an Excluded Transaction.

        "Expiration Time" shall have the meaning provided in Section 8.03(f) of the supplemental indenture.

        "Fundamental Change" means:

        (1) Any consolidation or merger of the Company or any subsidiary with or into another entity (other than a consolidation or merger of a subsidiary into the Company or a wholly-owned subsidiary and other than an Excluded Transaction) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving entity of such consolidation or merger (or of the Company, in the case of a consolidation or merger of a subsidiary in which the Company is not a constituent corporation in such consolidation or merger) immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the subsidiaries in a single transaction or a series of related transactions; or

        (2) The occurrence of any transaction or event in connection with which all or substantially all the common stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on the NYSE or the AMEX or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

        (3) The acquisition by a person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors other than pursuant to a Negotiated Transaction.

        "General Intangibles" shall have the meaning assigned to such term under the Code.

        "Generally Accepted Accounting Principles" for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

        "Government Obligations" means direct obligations of, or obligations the timely payment of the principal of and the interest on which are unconditionally guaranteed by, the United States of America and which are not, by their terms, callable.

        "Hedging Obligations" means, with respect to any specified person, the obligations of such person under:

        (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

        (2) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

        "Holder Notice" means a holder Notice in the form set forth in Section
7.05 of the supplemental indenture.

        "Indebtedness" as used in reference to any person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person; provided, however, that "Indebtedness" shall not include trade debt incurred in the ordinary course of business to trade creditors that is payable on customary trade terms.

        "Initial Allocation" shall have the meaning provided in Section 5.13 of the supplemental indenture.

        "Interest Payment Dates" shall mean each ________, ________, ________ and ___________ and the Maturity Date.

        "Interest Share Price" means, with respect to any interest payment date, an amount equal to 95 percent of the arithmetic average of the market price of one share of common stock for each of the ten consecutive trading days ending on and including the trading day immediately preceding such interest payment date.

        "Interest Shares" means the shares of common stock and the related Preferred Share Purchase Rights issuable in payment of interest on the notes in accordance with Section 3.02 of the supplemental indenture.

        "Instrument" shall have the meaning assigned to such term under the Code.

        "Inventory" shall have the meaning assigned to such term under the Code, and in any event, including all inventory, merchandise, goods and other personal property that are held by or on behalf of a person for sale or lease or to be furnished under a contract of service or which give rise to any Account, including returned goods.

        "Investment Property" shall have the meaning assigned to such term under the Code.

        "Issuance Date" means the date the notes were first issued to the original holders of the notes.

        "Issuing Agent" means Computershare Investor Services, LLC, its successor or such other person who shall be serving as transfer agent and registrar for the common stock and who shall have been authorized by the Company to act as conversion agent for the notes in accordance with the issuing agent Instruction and the name, address and telephone number of whom shall have been given to the trustee and the holders by notice from the Company.

        "Issuing Agent Instruction" means the issuing agent instruction from the Company to the issuing agent for the benefit of the holders and the holders from time to time of the Warrants.

        "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge, equity or other encumbrance (statutory or otherwise) of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

        "Majority Holders" means at any time holders who hold notes that are Outstanding which, based on the Outstanding principal amount thereof, represent a majority of the aggregate Outstanding principal amount of all the notes.

        "Market Price" with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the board of directors for that purpose, or a price determined in good faith by the board of directors, whose determination shall be conclusive and described in a board resolution.

        "Maturity Date" means _________, 2004.

        "Nasdaq" means the Nasdaq National Market.

        "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

        "Negotiated Transaction" means an acquisition by a person or entity or group of persons or entities acting in concert as a partnership, limited partnership or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors which acquisition meets all of the following requirements:

        (1) such acquisition is made pursuant to a written agreement to which the Company is a party and which has been approved by the board of directors prior to such acquisition and which the Company and the other parties have entered into prior to such transaction; and

        (2) such agreement provides for the acquisition by such person, entity, group of persons or group of entities making such acquisition of such outstanding voting securities of the Company of all of the outstanding voting securities of the Company at the same price and in the same form of consideration per share for all voting securities of the Company of the same class or series.

        "Net Cash, Cash Equivalents and Eligible Investment Balances" of any person on any date means the consolidated Cash, Cash Equivalents and Eligible Investment Balances of such person and its subsidiaries on such date less the sum (without duplication) of (1) the amount of any outstanding indebtedness of such person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash, Cash Equivalents and Eligible Investment Balances of such person or any of its subsidiaries plus (2) the amount of outstanding indebtedness of such person and its subsidiaries which on such date is classified as short-term debt in accordance with Generally Accepted Accounting Principles.

        "Net Current Assets" of any person at any date shall be determined from books of such person maintained in accordance with Generally Accepted Accounting Principles, and means as of such date

        (1) the value shown by such books of all assets, exclusive of patents, patent applications, trademarks, copyrights, trade names, good will, organizational expense, research and development, other intangibles, treasury stock and unamortized debt, discount and expense, classified as current assets as of such date;

less

        (2) all current liabilities of such person.

        "New York UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        "Newly Issued Shares" shall have the meaning provided in Section 8.03(g) of the supplemental indenture.

        "1934 Act" means the Securities Exchange Act of 1934, as amended.

        "1933 Act" means the Securities Act of 1933, as amended.

        "Non-Recourse Debt" means indebtedness:

        (1) as to which neither the Company nor any of its restricted subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

        (2) no default with respect to which (including any rights that the holders of the indebtedness may have to take enforcement action against an unrestricted subsidiary) would permit upon notice, lapse of time or both any holder of any other indebtedness of the Company or any of its restricted subsidiaries to declare a default on such other indebtedness or cause the payment of such other indebtedness to be accelerated or payable prior to its stated maturity; and

        (3) as to which the lenders have been notified in writing by the Company that they will not have any recourse to the stock or assets of the Company or any of its restricted subsidiaries.

        "Note Purchase Agreements" means the Note Purchase Agreements, dated as ___________, 2000, by and between the Company and the several original holders of the Notes.

        "Notes" means the Company's __% Senior Secured Convertible Notes due 2004 issued pursuant to the Original Indenture and supplemental indenture.

        "NYSE" means the New York Stock Exchange, Inc.

        "Obligations" means:

        (1) the full and prompt payment when due of all obligations and liabilities to the holders, whether now existing or hereafter arising, under the notes, the supplemental indenture or the other transaction documents and the due performance and compliance with the terms of the notes and the other transaction documents;

        (2) any and all sums advanced in accordance with the terms of the notes, the supplemental indenture or applicable law by the trustee or any holder in order to preserve the collateral or to preserve the trustee's security interest in the collateral;

        (3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Company referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the notes and the supplemental indenture, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the collateral, or of any other exercise by the trustee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

        (4) any amounts for which any holder is entitled to indemnification under Section 5.11 of the supplemental indenture.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

        "Permitted Collateral or Akkadix Disposition" means a sale, transfer or other disposition of collateral or the Akkadix Shares in accordance with, and as permitted by, Section 5.03(b)(1) of the supplemental indenture; provided, however, that if during the period of 20 consecutive trading days ending on and including the trading day immediately preceding the closing of a Permitted Collateral or Akkadix Disposition on each such trading day (a) the common stock shall be listed on Nasdaq, the NYSE or the Amex, and the market price of the common stock shall be at least 200% of the conversion price in effect on each such trading day (b) no event of default shall have occurred or be continuing and no repurchase event shall have occurred with respect to which any holder has the right to require repurchase of any note pursuant to Article Seven or with respect to which any holder has exercised such right and the Company shall not have paid or deposited in accordance with Section 9.14 of the Supplemental Indenture the applicable repurchase price, (c) the registration statement shall be effective and available for use by the Company for the sale of shares of common stock to holders of the Warrants upon exercise of the Warrants and is reasonably expected to remain effective and available after such period of 20 trading days, and (d) the Company shall have furnished to the holders and the trustee a Company Certificate certifying the matters set forth in the immediately preceding clauses (a) through (c), then such Permitted Collateral or Akkadix Disposition shall not constitute a repurchase event.

        "Permitted Indebtedness" means

        (1) with respect to the Company or any of its restricted subsidiaries:

                (a) indebtedness outstanding on the Issuance Date and identified on Schedule I to the supplemental indenture;

                (b) indebtedness incurred after the Issuance Date in an aggregate amount not to exceed $5 million at any one time outstanding so long as (x) such indebtedness is incurred for the purpose of acquiring, constructing or improving an interest in real estate owned or used or to be owned or used by the Company or one of its restricted subsidiaries (or for the purpose of acquiring the capital stock or similar equity interests of a restricted subsidiary of the Company that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the interest in real estate, capital stock or other equity interest so acquired plus reasonable transaction expenses or the cost of such construction or improvements plus reasonable transaction expenses, as the case may be, (y) such indebtedness, if secured, is secured solely by the interest of the Company or one of its restricted subsidiaries in the real estate so acquired, constructed or improved and rights related thereto and (z) the holder of such indebtedness shall not have recourse to the Company or any subsidiary for payment thereof or performance of any obligation relating thereto;

                (c) indebtedness incurred after the Issuance Date in an aggregate amount not to exceed $15 million at any one time outstanding so long as (x) such indebtedness is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or one of its restricted subsidiaries (or for the purpose of acquiring the capital stock or similar equity interests of a restricted subsidiary of the Company that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and
                (y) such indebtedness, if secured, is secured solely by the interest of the Company or one of its restricted subsidiaries in the equipment so acquired and rights related thereto;

                (d) endorsements for collection or deposit in the ordinary course of business;

                (e) indebtedness of the Company incurred under and in accordance with the Credit Agreement in an aggregate amount not to exceed $30 million at any time outstanding;

                (f) indebtedness represented by the notes;

                (g) permitted refinancing indebtedness issued in exchange for, or the net proceeds of which are used to refund, refinance or replace, indebtedness that is identified in subclauses (a) through (h) or (j) of this clause (1) of this definition;

                (h) hedging obligations that are incurred by the obligor on indebtedness that is identified in subclauses (a) and (e) of this clause (1) of this definition (or permitted refinancing indebtedness that is identified in subclause (g) of clause (1) of this definition and that refunds or replaces such indebtedness) that does not have a fixed rate of interest and which hedging obligations are incurred solely for the bona fide purpose of fixing or hedging interest rate risk with respect to such indebtedness;

                (i) indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                (j) indebtedness in an aggregate amount at any one time outstanding not to exceed the greater of (A) $10 million and (B) an amount equal to 20% of the Consolidated Net Current Assets of the Company and its restricted subsidiaries, and in the case of both the preceding clauses (A) and (B) (x) which is subordinated to the notes on the Subordination Terms and (y) for which no payment of principal of such indebtedness is scheduled to be due prior to the date that is one year after the Maturity Date; and

               (k) guarantees by the Company or any of its restricted subsidiaries of indebtedness of the Company or any of its restricted subsidiaries which indebtedness is permitted indebtedness that is of the type or character specified in subclauses (a), (c), (d), (e), (h) or (i) of clause (1) of this definition (including any such permitted indebtedness so specified that may have been incurred pursuant to subclause (g) of clause (1) of this definition) or subclause (a) of clause (2) of this definition; and

        (2)    in the case of any restricted subsidiary of the Company:

               (a) indebtedness owed by such restricted subsidiary to the Company; and

               (b) indebtedness of such restricted subsidiary to another restricted subsidiary of the Company in an aggregate amount not to exceed $5 million at any one time outstanding for all restricted subsidiaries of the Company; and

               (c) indebtedness of a restricted subsidiary of the Company existing at the time such restricted subsidiary is acquired by the Company so long as immediately prior to such acquisition the amount by which (x) the outstanding amount of such indebtedness of such restricted subsidiary exceeds (y) the Cash, Cash Equivalents and Eligible Investment Balances of such restricted subsidiary does not exceed 20% of the fair market value of the assets of such restricted subsidiary, as set forth in a certificate of the chief financial officer of the Company delivered by the Company to the trustee prior to such acquisition;

so long as, in the case of any indebtedness specified in subclauses (c), (e) and
(j) of clause (1) of this definition (including any indebtedness that is of the type or character specified in subclause (c), (e) or (j) of clause (1) of this definition and that the Company may propose to incur as permitted refinancing indebtedness pursuant to subclause (g) of clause (1) of this definition) or indebtedness specified in clause (2) of this definition, at the time of incurrence of such indebtedness no default or event of default (A) has occurred and is continuing by reason of Section 4.01(a), 4.01(b), 4.01(c) (with respect to Sections 5.03, 5.06, 5.13, 5.14, 5.17, 5.18 and 5.21 of the supplemental indenture only), 4.01(d) (with respect to Sections 5.10, 5.12, 5.15 and 5.16 and Article Six of the supplemental indenture only), 4.01(h), 4.01(i) (with respect to Section 501(2) of the Original Indenture only) or 4.01(k) of the supplemental indenture or (B) would result from such incurrence; provided, however, that, notwithstanding the occurrence or continuation of any default or event of default, the Company and its restricted subsidiaries shall not be prohibited from incurring indebtedness specified in clauses (c), (e) and (j) of clause (1) of this definition (including any indebtedness that is of the type or character specified in subclause (c), (e) or (j) of clause (1) of this definition and that the Company may propose to incur as permitted refinancing indebtedness pursuant to subclause (g) of clause (1) of this definition) or indebtedness specified in clause (2) of this definition so long as at the time of such incurrence (x) the Collateral Substitution shall have occurred or (y) the collateral value is at least 300% of the amount of the Obligations and, in the case of either the preceding clause (x) or (y), no default or event of default would result from such incurrence.

        "Permitted Liens" means any of the following liens, so long as (except in the case of clause (2) of this definition) such lien does not relate to any of the collateral or the Akkadix Shares:


        (1) liens upon any property of any restricted subsidiary or restricted subsidiaries of the Company as security for indebtedness owing to the Company;

        (2) liens securing the notes ratably;

        (3) liens for taxes or assessments or governmental charges or levies on the property of the Company or any of its restricted subsidiaries if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such restricted subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such liens; liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' liens under leases to which the Company or any of its restricted subsidiaries is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such liens described in this subsection (3) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any of its restricted subsidiaries or the value of such property for the purpose of such business;

        (4) liens existing on the Issuance Date and listed in Schedule 4(r) to the note purchase agreement and liens created by the Company on the property covered by the liens so listed on such Schedule 4(r) which liens secure permitted refinancing indebtedness issued in accordance with subclause (g) of clause (1) of the definition of permitted indebtedness that is issued to refinance indebtedness specified in subclause (a) of clause (1) of the definition of permitted indebtedness.

        (5) judgment liens not giving rise to an event of default;

        (6) any interest or title of a lessor under any lease permitted by subclauses (b) and (c) of clause (1) of the definition of permitted indebtedness (including any such lease entered into pursuant to subclause (g) of clause (1) of the definition of permitted indebtedness);

        (7) purchase money liens to finance the purchase price of property or assets purchased by the Company or any of its restricted subsidiaries acquired in the ordinary course of business; provided, however, that the lien securing such indebtedness shall be created within 180 days of such acquisition, the amount of such indebtedness so secured in connection with any such acquisition of property or assets shall not exceed the purchase price of such property or assets and the lien securing such indebtedness shall not extend to any property or assets other than the property or assets so acquired;

        (8) liens upon specific items of inventory or other goods of any person and on proceeds thereof securing such person's obligations in respect of banker's acceptances issued or created for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

        (9) liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (10) leases, subleases, licenses or sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its restricted subsidiaries and which are entered into in compliance with Section 5.03 of the supplemental indenture; and

        (11) liens arising from filing Uniform Commercial Code financing statements regarding leases permitted by subclauses (b), (c) and (g) of clause (1) of the definition of permitted indebtedness so long as the collateral described in such financing statement is limited to the property covered by such leases;

so long as, in the case of any lien specified in clauses (6) and (7) of this definition, at the time such lien is created (A) no default or event of default has occurred and is continuing by reason of Section 4.01(a), 4.01(b), 4.01(c) (with respect to Sections 5.03, 5.06, 5.13, 5.14, 5.17, 5.18 and 5.21 of the
supplemental indenture only), 4.01(d) (with respect to Sections 5.10, 5.12, 5.15 and 5.16 and Article Six of the supplemental indenture only), 4.01(h), 4.01(i) (with respect to Section 501(2) of the Original Indenture only) or 4.01(k) of the supplemental indenture or (B) would result from such creation of such lien; provided, however, that, notwithstanding the occurrence or continuation of any default or event of default, the Company and its restricted subsidiaries shall not be prohibited from creating any lien specified in clauses (6) and (7) of this definition so long as at the time such lien is created (x) the Collateral Substitution shall have occurred or (y) the collateral value is at least 300% of the amount of the obligations and, in the case of either the preceding clause
(x) or (y), no default or event of default would result from the creation of such lien.

        "Permitted Refinancing Indebtedness" means any indebtedness of the Company or any of its restricted subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other indebtedness of the Company or any of its restricted subsidiaries (other than intercompany indebtedness); provided that all of the following requirements are met:

        (1) the principal amount (or accreted value, if applicable, determined in accordance with Generally Accepted Accounting Principles) of such permitted refinancing indebtedness does not exceed the principal amount (or accreted value, if applicable, determined in accordance with Generally Accepted Accounting Principles) of the indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and the amount of all expenses and premiums incurred in connection therewith);

        (2) such permitted refinancing indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (3) if the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such permitted refinancing indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (4) such indebtedness is incurred by such of the Company or its restricted subsidiary that is the obligor on the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (5) the indebtedness that is being extended, refinanced, renewed, replaced, defeased or refunded will not remain outstanding after the incurrence of such permitted refinancing indebtedness; provided, however, that in the case of any extension, refinancing, renewal, replacement, defeasance or refunding of indebtedness referred to in subclause (a), through (h) or (j) of clause (1) of the definition of permitted indebtedness, if prior notice to the holder or holders of the indebtedness to be extended, refinanced, renewed, replaced, defeased or refunded is required in order to repay such indebtedness, then such indebtedness may remain outstanding for up to 60 days after the incurrence of such permitted refinancing indebtedness so long as on or before the date of incurrence of such permitted refinancing indebtedness the Company or the applicable restricted subsidiary shall have (a) given such notice to the holder or holders of such indebtedness and (b) irrevocably deposited in trust with a trustee (other than the Company or any subsidiary), for the exclusive benefit of the holder or holders of the indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, an amount at least equal to the aggregate amount that the Company or such restricted subsidiary will be obligated to pay in respect of such indebtedness from such date to the date of payment in full of such indebtedness; and

        (6) such indebtedness is of the type or character specified in subclauses (a) through (f) or (h) through (k) of clause (1) of the definition of permitted indebtedness or subclause (a) or (b) of clause
        (2) of the definition of permitted indebtedness.

        "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

        "Pledged Securities" means:

        (1) the outstanding shares of capital stock of DPI described on Schedule II to the supplemental indenture as "Pledged Securities"; and

        (2) any and all other shares of capital stock or other securities of DPI and any and all rights to acquire capital stock or other securities of DPI hereafter acquired by the Company and required to be delivered to the trustee in accordance with Section 5.21 of the supplemental indenture.

        "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the common stock).

        "Proceeds" shall have the meaning assigned to such term under the Code.

        "Quarterly Cash Requirements" of any person as of any date means the cash used in operating activities and for payment of indebtedness of such person and its subsidiaries, determined on a consolidated basis, for the fiscal quarter of such person most recently completed prior to the date of such determination, as would be shown on a consolidated statement of cash flows of such person and its subsidiaries for such fiscal quarter prepared in accordance with Generally Accepted Accounting Principles.

        "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of common stock have the right to receive any cash, securities or other property or in which the common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors or by statute, contract or otherwise).

        "Registration Statement" means the Company's Registration Statement on Form S-3 under the 1933 Act (Registration No. 333-35828), as amended by any post effective amendment thereto, including all documents and reports incorporated therein by reference.

        "Repurchase Date" means with respect to any Repurchase Event:

        (a) the date that is 60 days after the last date any holder may exercise the repurchase right pursuant to Article VII of the supplemental indenture with respect to such repurchase event so long as (1) on the date such repurchase event occurs the Collateral Substitution has occurred or (2) on the date such repurchase event occurs and at all times thereafter to such 60th day the collateral value is at least 200% of the amount of the Obligations;

        (b) if the immediately preceding clause (a) of this definition is not applicable on the date such repurchase event occurs, the date that is 30 days after the last date any holder may exercise the repurchase right pursuant to
Article VII of the supplemental indenture with respect to such repurchase event; or

        (c) if the preceding clause (a) of this definition is applicable on the date such repurchase event occurs, and thereafter the Company fails to continue to meet the requirements of such clause (a), the later of (1) that date that is 30 days after the last date any holder may exercise the repurchase right pursuant to Article VII of the supplemental indenture with respect to such repurchase event and (2) the date that is five business days after the date the Company no longer continues to meet the requirements of such clause (a).

        "Repurchase Event" means the occurrence of any one or more of the following events:

        (a) For any period of five consecutive trading days following the date hereof there shall be no reported sale price of the common stock on any of Nasdaq, the NYSE or the AMEX;
        (b) Any Fundamental Change;

        (c) The inability of the Company for twenty trading days (whether or not consecutive) on or after the Issuance Date in any period of 365 consecutive days to sell shares of common stock to the holders of Warrants upon exercise of the Warrants pursuant to the registration statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the registration statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the registration statement to comply with the rules and regulations of the SEC; provided, however, that at any time prior to the Maturity Date the Company shall be entitled to an aggregate of 20 additional trading days during which it is unable so to sell shares of common stock to the holders of Warrants without such inability constituting a repurchase event under this clause (c) of this definition.

        (d) Any Permitted Collateral Disposition or Akkadix Disposition.

        "Repurchase Percentage" means 100%.

        "Repurchase Portion" means, with respect to a particular repurchase event:

        (a) in the case of a repurchase event specified in clause (b) or (c) of the definition of the term repurchase event, 100 percent;

        (b) in the case of a repurchase event specified in clause (d) of the definition of the term repurchase event, if, after giving effect to the sale, conveyance or other disposition giving rise to such repurchase event, the collateral value of the remaining collateral as to which the trustee holds a perfected first priority security interest is at least equal to 150% of the amount by which (x) the amount of the obligations exceeds (y) the principal amount of notes that are Outstanding and of which the holders have the right to require repurchase pursuant to Article Seven of the supplemental indenture by reason of such sale, conveyance or other disposition (whether or not such right has been exercised), plus accrued interest thereon to the date of determination, then the quotient, expressed as a percentage, obtained by dividing (x) an amount equal to 50 percent of the amount of gross proceeds from such Permitted Collateral or Akkadix Disposition by (y) the principal amount of notes that are Outstanding at the close of business on the business day immediately preceding such Permitted Collateral or Akkadix Disposition; and

        (c) in the case of a repurchase event specified in clause (d) of the definition of the term repurchase event, if, after giving effect to the sale, conveyance or other disposition giving rise to such repurchase event, the collateral value of the collateral as to which the trustee holds a perfected first priority security interest would be less than 150% of the amount by which (x) the amount of the obligations exceeds
        (y) the principal amount of the notes that are Outstanding and of which the holders have the right to require repurchase pursuant to Article Seven of the supplemental indenture by reason of such sale, conveyance or other disposition (whether or not such right has been exercised), plus accrued interest thereon to the date of determination if 50% of the gross proceeds of such sale, conveyance or other disposition (plus the amount of any cash in addition to such proceeds which cash is deposited by the Company with the trustee as Collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the repurchase price of such notes) were applied to repurchase of notes pursuant to Article Seven of the supplemental indenture, then the quotient, expressed as a percentage, obtained by dividing (x) such amount of the gross proceeds from such Permitted Collateral or Akkadix Disposition as shall be necessary so that, assuming such amount of such gross proceeds (plus the amount of any cash in addition to such proceeds which cash is deposited with the trustee as collateral in connection with such Permitted Collateral or Akkadix Disposition and which may be applied to pay the repurchase price of such notes) is applied to repurchase notes pursuant to Article Seven of the supplemental indenture, the collateral value of the collateral as to which the trustee holds a perfected first priority security interest would be at least 150% of the amount by which the amount of the obligations exceeds the principal amount of notes Outstanding that would be so repurchased by (y) the principal amount of notes that are Outstanding at the close of business on the business day immediately preceding such Permitted Collateral or Akkadix Disposition.

       "Repurchase Price" means with respect to any repurchase of a note pursuant to Sections 7.01 and 7.02 of the supplemental indenture an amount in cash equal to the sum of (1) the product of (x) the Repurchase Percentage times (y) the outstanding principal amount of such note to be repurchased in accordance with Article Seven of the supplemental indenture plus (B) accrued and unpaid interest on such principal amount to the date the repurchase price is required to be paid plus (C) accrued and unpaid default Interest, if any, thereon at the default rate to the date of such repurchase.

        "Restricted Subsidiary" of a person means any subsidiary of the referent person that is not an unrestricted subsidiary.

        "Rights Agreement" means the Rights Agreement, dated as of October 8, 1998, between the Company and Computershare Investor Services, LLC, as Rights Agent.

        "SEC" means the Securities and Exchange Commission.

        "Securities" shall have the meaning provided in Section 8.03(d) of the supplemental indenture.

        "Security Interest" means the security interest granted in the collateral pursuant to the supplemental indenture.

        "Share Payments" shall have the meaning provided in Section 5.09 of the supplemental indenture.

        "Specified Market Value" when used with respect to the common stock as of a specified date means with respect to each share of common stock the average of the closing prices of the common stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the common stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the common stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the common stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five trading days consisting of the day as of which the Specified Market Value of common stock is being determined (or if such day is not a trading day, the trading day next preceding such day) and the four consecutive trading days prior to such day. If on the date for which Specified Market Value is to be determined the common stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Specified Market Value of common stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of common stock sold by the Company, from authorized but unissued shares, as determined in good faith by the board of directors.

        "Stock Payment Option" shall have the meaning provided in Section 3.02(a) of the supplemental indenture.

        "Subordination Terms" means the terms set forth in Schedule III to the supplemental indenture or such other terms of subordination as shall have been approved in advance of the incurrence of the applicable indebtedness by the majority holders in their sole discretion, as evidenced by the written approval of the majority holders given to the Company and the trustee prior to incurrence of such indebtedness.

        "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

        "Tender Offer" means a tender offer or exchange offer.

        "Trading Day" means a day on which any of the national securities exchange or Nasdaq which then constitutes the principal securities market for the common stock is open for general trading of securities.

        "Transaction Documents" means the Original Indenture, the supplemental indenture, the notes, the note purchase agreements, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

        "Trigger Event" shall have the meaning provided in Section 8.03(d) of the supplemental indenture.

       "Unrestricted Subsidiary" means PPGx, Inc. and its subsidiaries and any subsidiary of the Company that is designated by the board of directors as an unrestricted subsidiary pursuant to a board resolution, but only to the extent that such subsidiary:

        (1) has no indebtedness other than Non-Recourse Debt;

        (2) is not party to any agreement, contract, arrangement or understanding with the Company or any restricted subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with Section 5.07 of the supplemental indenture (such compliance to be determined without regard to the proviso to such Section 5.07);

        (3) is a person with respect to which neither the Company nor any of its restricted subsidiaries has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results; and

        (4) has not guaranteed or otherwise directly or indirectly provided credit support for any indebtedness of the Company or any of its restricted subsidiaries.

Any designation of a subsidiary of the Company as an unrestricted subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions. If, at any time, any unrestricted subsidiary would fail to meet the preceding requirements as an unrestricted subsidiary, it will thereafter cease to be an unrestricted subsidiary for purposes of the supplemental indenture and will become a restricted subsidiary of the Company for purposes of the supplemental indenture, and any indebtedness, liens and activities of such subsidiary will be deemed to be incurred or engaged in by a restricted subsidiary of the Company as of such date and shall be required to comply as of such date with the requirements of the supplemental indenture applicable to the Company and its restricted subsidiaries. The board of directors of the Company may at any time designate any unrestricted subsidiary to be a restricted subsidiary of the Company; provided, however, that such designation will be deemed to be an incurrence of indebtedness by a restricted subsidiary of the Company of any outstanding indebtedness of such unrestricted subsidiary and such designation will only be permitted if (1) such indebtedness is permitted under the supplemental indenture; and (2) no default or event of default would be in existence following such designation.

        "Warrants" means the Common Stock Purchase Warrants of the Company issued to the original holders of the notes pursuant to the note purchase agreements.

        "Weighted Average Life to Maturity" means, when applied to any indebtedness at any date, the number of years obtained by dividing:

        (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

        (2) the outstanding principal amount of such indebtedness at such date.

DESCRIPTION OF THE WARRANTS

        We are offering warrants to purchase shares of our common stock. A copy of the form of warrant is available to prospective investors as provided under "--Where You can Find Additional Information About Axys and this Offering." The following summary of certain provisions of the warrant does not purport to be complete and is qualified in its entirety by reference to the form of warrant, including the definitions therein of certain terms used below.

GENERAL

        Each warrant, when duly exercised, including payment in full of the applicable purchase price, will entitle the holder thereof to receive ___ fully paid and nonassessable shares of our common stock, par value $.001 per share at an exercise price of $___ per share, which we refer to as the "Purchase Price," subject to adjustment. The exercise price of the warrant and the number of shares of our common stock issued upon exercise of the warrant are both subject to adjustment in certain cases referred to below.

        As of the date of closing of the offering of the units, the holders of the warrants would be entitled, in the aggregate, to purchase __________ fully paid and nonassessable shares of our common stock, or approximately __% of our capital stock on a fully diluted basis.

        The warrants will be exercisable on and after the date of closing of the units and prior to 5:00 p.m., New York City time, on _____________, 2004, which we refer to as the "Expiration Date." The exercise and transfer of the warrants will be subject to applicable federal and state securities laws. This prospectus supplement and the registration statement of which it is a part, relates to the units, the notes, the warrants and the shares of common stock issued upon exercise of the warrants. We have agreed for the benefit of the holders of the warrants to use commercially reasonable efforts to maintain the effectiveness of the registration statement to enable exercise of the warrants, with some limited exceptions.

        The warrants may be exercised by surrendering to us the warrant certificates evidencing the warrants to be exercised with the accompanying subscription form in the form attached to the warrant, properly completed and duly executed, together with payment of the applicable Purchase Price. Payment of the Purchase Price may be made (1) in the form of cash in U.S. dollars or by certified or official bank check payable to our order, or by wire transfer of immediately available funds to our account, or if we have appointed an agent in respect of the warrants, such agent for our account or (2) by tendering warrants having a net issuance value equal to the Exercise Price. Upon surrender of the warrant certificate and payment of the applicable Purchase Price, we will deliver or cause to be delivered, to or upon the written order of the holder, within three trading days, stock certificates representing the number of whole shares of our common stock to which the holder is entitled. If less than all the warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of warrants.

        No fractional shares of common stock will be issued upon exercise of the warrants. We will pay to the holder of the warrants at the time of exercise an amount in cash equal to the current fair market value of shares of common stock multiplied by such fractional share of common stock to be issued.

        The holders of the warrants will not have any voting rights or other rights as one of our stockholders, nor the right to vote or to consent or to receive notice as one of our stockholders on any matters or with respect to any rights whatsoever as one of our stockholders. No dividends or interest shall be payable or accrue in respect of the warrants. The holder of the warrants will not be entitled to share in our assets in the event of our liquidation, dissolution or winding up. In the event of a bankruptcy or reorganization is commenced by or against us, a bankruptcy court may hold that unexercised warrants are executory contracts, which may be subject to rejection by us with approval of the bankruptcy court, and the holders of the warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of the bankruptcy case then they would be entitled to if they had exercised their warrants prior to the commencement of the bankruptcy case.

        In the event of a taxable distribution to holders of our common stock that results in an adjustment to the number of shares of common stock or other consideration for which a warrant may be exercised, the holders of the warrants may, in certain circumstances be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain Income Tax Consequences."

ADJUSTMENTS

        The number of shares of common stock purchasable upon exercise of the warrants and the Purchase Price will be subject to adjustment in certain events, including:

        (1) the distribution to holders of our common stock or other securities of:

                - other or additional stock or other securities or property (other than cash) by way of a dividend,

                - any cash (other than cash dividends payable solely out of our earnings or earned surplus), or

                - other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, except distributions for which adjustments are made under clauses (2) and (3) below;

        (2) the issuance of additional shares of our common stock as a dividend or other distribution on our outstanding common stock, the subdivision or reclassification of our outstanding shares of common stock, or the combination of our outstanding shares of common stock into a smaller number of shares of common stock;

        (3) the issuance of rights or warrants to all holders of our outstanding shares of common stock entitling them to subscribe for or purchase shares of our common stock at a price per share less than the current fair market value on the record date fixed for the determination of stockholders entitled to receive such rights or warrants;

        (4) the issuance of shares of our common stock or common stock equivalents, other than an issuance pro rata to all holders of our outstanding common stock, at a price below the current fair market value of our common stock at the time of such issuance, except:

               - issuances for which the exercise price is adjusted pursuant to clause (2) above;
               - issuances in connection with an offering for cash for our account that is underwritten on a firm commitment basis and is registered under the Securities Act of 1933, as amended, or sold in an offering to "qualified institutional buyers" as defined in, and in a transaction under, Rule 144A of the Securities Act of 1933, as amended;

               -  issuances upon conversion of the notes or warrants;
               -  issuances of Interest Shares;
               - issuances of shares of common stock pursuant to the exercise of options, warrants or other rights outstanding as of the date of issuance of the notes in accordance with their terms in effect on such date; and
               - issuances of shares of common stock pursuant to the common stock purchase agreement.

        In the event of a Reorganization Event (as defined in the warrant), we shall cause effective provisions to be made so that the warrants will become exercisable into the kind and amount of shares of stock and other securities and property (including cash) which the holders of the warrants would have owned immediately after the transaction if the holders had exercised their warrants immediately before the effective date of the Reorganization Event, except for a Reorganization Event pursuant to which we or our successors, as the case may be, and each holder execute a written agreement as provided in the warrant as more particularly described in the next paragraph.

        In the event of:

        - any reclassification or change of the outstanding shares of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
        - we consolidate, merge or combine with another corporation as a result of which holders of our common stock become entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, or
        - any sale or conveyance of our properties and assets as, or substantially as, an entirety to any other person as a result of which holders of our common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, then we or the successor person or purchasing person, as the case may be, shall execute with each holder a written agreement providing that:

        - such holder's warrant shall thereafter entitle the holder to purchase the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of our common stock issuable upon exercise of such holder's warrant immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance,
        - such successor person or purchasing person shall be jointly and severally liable with us for the payment and performance of all of our obligations under the warrant and note purchase agreement, and
        -  if registration or qualification is required under the Securities Act of 1933, as amended, or applicable state law for the warrants or the issuance to the holder of the shares of such shares of stock and other securities so issuable upon exercise of the warrants, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

        The warrant also provides that if the Purchase Price is adjusted as a result of the issuance of rights, warrants or options and some or all of those rights, warrants or options expire unexercised, the Purchase Price shall be readjusted to take into account the actual number of such rights, warrants or options, which were exercised.

        We will be permitted to make such reductions in the Purchase Price as we, in our discretion, determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock which we make to our stockholders will not be taxable to the recipients.

        We will not be required to adjust the purchase price unless such adjustment would require an increase or decrease of at least 1% in such price; provided that any non-adjustment is carried forward and taken into consideration in any subsequent adjustment.

RESERVATION OF SHARES

        We will agree in the warrant that, so long as any warrants are outstanding, we will maintain in our treasury a sufficient number of shares of common stock to allow for exercise in full of all outstanding warrants. Failure by us to maintain such shares in treasury would constitute a breach of the warrants.

AMENDMENT

        The warrant and any terms thereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

CERTAIN DEFINITIONS

        Set forth below are certain defined terms used in the warrant. Reference is made to the warrant for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Aggregate Purchase Price" means at any time an amount equal to the product obtained by multiplying (x) the purchase price times (y) the number of shares of common stock for which the warrant may be exercised at such time.

        "AMEX" means the American Stock Exchange, Inc.

        "Expiration Date" means ______________, 2004.

        "Market Price" means with respect to any security on any day the closing bid price of such security on such day on the Nasdaq, the Nasdaq SmallCap, the NYSE, or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P.

        "Other Securities" means any stock (other than our common stock) and other securities of the Company or any other person which the holder at any time shall be entitled to receive, or shall have received, on the exercise of the warrant, in lieu of or in addition to common stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of common stock or other securities pursuant to the warrant.

        "Purchase Price" means $___, subject to adjustment as provided in the warrant.

        "Reorganization Event" means the occurrence of any one or more of the following events:

        (i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary); or the sale or transfer of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

        (ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise); or

        (iii) the acquisition by a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

DESCRIPTION OF CAPITAL STOCK

        Set forth below is certain information concerning our capital stock and a brief summary of the material provisions of our bylaws.

GENERAL

        Our authorized capital stock is:

        -  50,000,000 shares of common stock, par value $.001 per share; and

        - 10,000,000 shares of preferred stock, par value $.001 per share, of which 500,000 shares are designated as Series A Junior Participating Preferred Stock.

        As of August 31, 2000, 37,125,342 shares of common stock were issued and outstanding, no shares of Series A Junior Participating Preferred Stock were issued and outstanding, 3,424,147 shares of common stock were reserved for issuance upon the exercise of outstanding options and 557,127 shares of common stock were reserved for issuance upon the exercise of outstanding warrants.

        Our shares of common stock currently outstanding are traded on the Nasdaq National Market under the symbol "AXPH." All shares of common stock issued will be duly authorized, fully paid and nonassessable.

COMMON STOCK

        Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We may not declare or pay dividends or distribution on any share of our common stock, unless immediately after we declare a dividend or distribution on the common stock, we declare a dividend or distribution on the Series A Junior Participating Preferred Stock. Holders of common are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation of the Company. Holders of common stock have no preemptive rights.

PREFERRED STOCK

        Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions of the series, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, number of shares constituting the series and the designation of such series. Our board of directors may, without stockholder approval, issue additional preferred stock of existing or new series with voting and other rights that could adversely affect the voting powers of the holders of common stock and could have certain anti-takeover effects.

RIGHTS AGREEMENT

        On October 8, 1998, our board of directors declared a dividend of one preferred share purchase right, which we refer to as a "Right," on each share of our common stock outstanding at the close of business on October 28, 1998 and further authorized and directed the issuance of one Right with respect to each share of our common stock that becomes outstanding after October 28, 1998. The Rights are governed by a Rights Agreement, dated as of October 28, 1998, by and between Axys and Computershare Investor Services, LLC, as rights agent. Each Right entitles its holder to purchase .01 shares of Series A Junior Participating Preferred Stock, par value $.001 per share which we refer to as the "Series A Preferred Stock," at a purchase price of $35 per share, subject to adjustment. Each holder of a Right may exercise such Right upon the earlier of:

        - the first date that we or any person makes a public announcement that such person is a beneficial owner of 15% or more of our common stock then outstanding which we refer to as an "Acquiring Person" or
        - the tenth business day after the date of commencement by any person (other than us or any of our subsidiaries, our employee benefit plan or one of our subsidiaries or an entity holding shares of common stock for or pursuant to such employee benefit plan) of, or the first public announce of the intention of any person to commence a tender or exchange offer, the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being herein referred to as, the "Distribution Date").

From and after any time any person becomes an Acquiring Person, any Rights beneficially owned by such Acquiring Person, or an associate, affiliate or transferee of such Acquiring Person, shall become null and void without any further action on our part.

        Each holder of a Right shall have the right, for a period of 60 days after the later date that any person becomes an Acquiring Person or a registration statement with respect to the Rights and the securities purchasable upon the exercise of the Rights is declared effective, to receive upon exercise of such holder's Right shares of common stock in lieu of Series A Preferred Stock. In the event any holder of Rights elects to receive shares of common stock in lieu of Series A Preferred Stock, we may, if the board of directors determines that such action is necessary and appropriate, pay cash, property, shares of common stock other securities or nay combination thereof upon the exercise of such holder's Right in lieu of issuing shares of common stock.

        The holders of Rights shall have no voting rights and shall not be entitled to vote upon any matter submitted to our stockholders at any meeting thereof, to give or withhold consent to any of our corporate actions to receive notice of meetings or other actions affecting stockholders, or be entitled to receive dividends or subscription rights, and the holders of Rights shall not be deemed for any purpose the holder of the Series A Preferred Stock or any of our other securities which may at any time be issuable upon the exercise of such holder's Rights, until such holder exercises such holder's Rights pursuant to the Rights Agreement.

         We may redeem the Rights, at any time, prior to the earlier date that any person becomes an Acquiring Person or the date that the Rights expire at a redemption price of $.01 per Right, subject to adjustment. We may, at our option, issue shares of our common stock in lieu of redeeming the Rights for cash.

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

        Each holder of "Series A Preferred Stock" is entitled to 100 votes for each share of Series A Preferred Stock owned of record on all matters submitted to a vote of the stockholders. Holders of the Series A Preferred Stock and holders of shares of our common stock and any other capital stock of the Company shall vote together as one class on all matters submitted to a vote of our stockholders.

        Subject to the rights of holders of any shares of any preferred stock ranking prior and superior to the Series A Preferred Stock, the holders of Series A Preferred Stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor payable quarterly in an amount equal to the greater of (a) $1.00 or (b) 100 times the aggregate amount of all cash dividends and non-cash dividends declared on shares of common stock since the preceding dividend payment date. In the event any dividends on the Series A Preferred Stock are in arrears, thereafter, and until all accrued and unpaid dividends and distributions, whether declared or not, on shares of Series A Preferred Stock, we may not, subject to certain exceptions, (a) declare or pay dividends or make other distributions on shares of common stock ranking junior or on a parity with the Series A Preferred Stock (except dividends paid ratably on the Series A Preferred Stock and such parity stock) or (b) redeem or otherwise acquire shares of any stock ranking junior or on a parity with the Series A Preferred Stock.

        Upon our liquidation, dissolution or winding-up, holders of Series A Preferred Stock are entitled to receive $100 per share of Series A Preferred Stock plus accrued and unpaid dividends to the date of such liquidation, dissolution or winding-up before any distribution is made to (a) holders of shares of any stock ranking junior to the Series A Preferred Stock or (b) holders of any stock on parity with the Series A Preferred Stock (except distributions made ratably on the Series A Preferred Stock and such parity stock).

        The Series A Preferred Stock ranks, with respect to the payments of dividends and the distribution of assets, junior to all series of any other class of our preferred stock. Holders of shares of Series A Preferred Stock have no preemptive rights.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        Our certificate of incorporation provides that our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent provided by applicable law.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain anticipated U. S. federal income tax consequences of the purchase, ownership and disposition of the notes, warrants and common stock acquired as payment of interest or upon conversion of the notes or exercise of the warrants as of the date hereof. This summary deals only with notes, warrants and common stock held as capital assets by initial holders who purchase notes and warrants at the offering price, and does not deal with special situations, such as those dealers in securities, financial institutions, insurance companies, tax exempt organizations, real estate investment companies, regulated investment companies, and holders whose "functional currency" is not the U.S. dollar, or special rules with respect to straddle or "hedging" transactions. The discussion below is based upon the Internal Revenue Code of 1986, as amended, which is referred to as the "Code," and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, including retroactively, so as to result in federal income tax consequences different from those discussed below. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF NOTES OR WARRANTS, OR CONVERTING NOTES OR EXERCISING WARRANTS, OR THE UNDERLYING SHARES OF COMMON STOCK THAT MAY BE SPECIFIC TO THEM, INCLUDING THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN LAWS.

        As used herein, the term "U.S. holder" means a beneficial owner of a note or warrant that is for United States federal income tax purposes:

        (1)  a citizen or resident of the United States,

        (2) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein,

        (3)  an estate or trust described in Section 7701(a)(30) of the Code, or

        (4) a person whose worldwide income or gain is otherwise subject of U.S. federal income taxation on a net income basis.

        A "Non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

U.S. HOLDERS

        ALLOCATION OF ISSUE PRICE AMONG NOTES AND WARRANTS

        Since the original purchasers of the notes will also acquire warrants, each note will be treated for U.S. federal income tax purposes as having been issued as part of an "investment unit" consisting of the note and associated warrants. The issue price of a unit will be the first prices at which a substantial portion of the units are sold for money excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The issue price of each unit must be allocated between the notes and warrants based upon their relative fair market values. The allocation will be used to determine the U.S. holders' income tax basis in the warrants, the U.S. holders' initial tax basis in the notes, and as described below, the issue price of the notes. We will allocate the issue price of each unit among the note and the warrants comprising such unit in accordance with our determination of their relative fair market values on the issue date. This allocation will not be binding on the Internal Revenue Service, who may refer to as the "IRS", which may challenge such allocation. However, a U.S. holder is bound by such allocation, unless the U.S. holder discloses in a timely filed U.S. federal income tax return of the U.S. holder for the taxable year in which it acquires the units that it intends to use an allocation that is inconsistent with our allocation.

        PAYMENTS OF STATED INTEREST

        Although not free from doubt, we intend to take a position that stated interest on the notes constitutes qualified stated interest. If so, payments of stated interest on the notes (whether paid in cash or common stock) generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes). Alternatively, a U.S. holder may elect to include stated interest on the notes, as well as original issue discount, or "OID," described below in gross income on a constant-yield basis. The mechanics and implications of such an election are beyond the scope of this discussion and, as a result, U.S. holders should consult their own tax advisors regarding the advisability of making such an election.

        Because of the possibility that the stated interest, if paid in common stock, may have value that exceeds the stated interest as of the payment date, it is possible that the notes are subject to the OID regulations that govern contingent payment or alternative payment schedules. We intend to take the position that the stated interest will be assumed to be paid at the stated rate in cash for purposes of the OID rules. However, if the stated interest is paid in common stock the value of which differs from the stated interest, the holders may be required to include the value of such common stock issued (rather than the stated interest) as interest payment in their income, and solely for purposes of applying the OID rules, the notes may be deemed retired and reissued at their adjusted issue price.

        ORIGINAL ISSUE DISCOUNT

        The notes will be issued with OID for federal income tax purposes. Each U.S. holder of a note with OID exceeding a de minimis amount is required to include OID in income as it accrues on a yield-to-maturity basis over the term of the discount note in advance of cash payments attributable to such income, regardless of whether the holder is a cash or accrual basis taxpayer. The amount of OID with respect to a discount note equals the excess of the stated redemption price at maturity of such discount note over its issue price.

        The issue price of a note will equal the portion of the issue price of the unit allocated to the note as described under "-- Allocation of Issue Price Among Notes and Warrants." The stated redemption price at maturity of a note is the total of all payments on the note that are not payments of "qualified stated interest." A qualified stated interest payment is a payment of stated interest unconditionally payable, in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate during the entire term of the note that appropriately takes into account the length of intervals between payments. Although not free from doubt, we believe that the term "property" for this purpose includes our shares. If so, stated interest on the notes will likely be treated as qualified stated interest. The amount of OID is considered de minimis and thus ignored if it is less than 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. Under this rule, depending on the allocation of the issue price of a unit among a note and the accompanying warrants, the notes may be issued with a more than de minimis amount of OID.

        A U.S. holder of a debt instrument that bears OID in excess of a de minimis amount is required to include in gross income an amount equal to the sum of the daily portions of OID for each day during the taxable year in which the U.S. holder holds the debt instrument. The daily portions of OID are determined by allocating to each day in an accrual period the pro rata portion of the OID that is allocable to the accrual period. The amount of OID that is allocable to an accrual period with respect to the notes, if they are issued with more than de minimis OID, generally will be equal to the product of the adjusted issue price of the such notes at the beginning of the accrual period (which equals the issue price of the notes determined as described above, generally increased by all prior accruals of OID and decreased by the amount of payments made on the notes other than qualified stated interest) and the notes' yield-to-maturity, which is the discount rate, which, when applied to all payments under the notes, results in a present value equal to the issue price of the notes. In the case of the final accrual period, the allocable OID generally is the difference between the amount payable at maturity, other than qualified stated interest, and the adjusted issue price at the beginning of the accrual period. All payments on a discount note, other than qualified stated interest, generally will be viewed first as a payment of previously accrued OID, to the extent thereof, with payments considered made from the earliest accrual period and, then as a payment of principal.

        We do not intend to treat the possibility of a repurchase of the notes at the option of holders as affecting the computation of OID. However, there is no certainty that such treatment will be respected, and holders may wish to consult their advisors with respect to the treatment of certain contingencies under the regulations governing OID.

        We will furnish annually to the IRS and to U.S. holders, other than with respect to certain exempt holders, including, in particular, corporations, information with respect to the OID accruing with respect to the notes, if they are issued with more than de minimis OID.

        SALE OR PURCHASE OF THE NOTES

        Upon the disposition of a note by sale, exchange or repurchase by Axys at the option of the holder, a U.S. holder generally will recognize gain or loss equal to the difference, if any, between

        (1) the amount realized of the disposition (other than amounts attributable to accrued and unpaid interest) and

        (2)  the U.S. holder's tax basis in the note.

        Assuming the note is held as a capital asset, such gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such note for longer than one year. A U.S. holder's tax basis in a note generally will equal the portion of the issue price of a unit allocated to the note, increased by OID on the note, if any, previously included, or currently includible, in such holder's gross income to the date of disposition, and reduced by any payments other than payments of qualified stated interest made on such note. If a note is sold, disposed of or repurchased by Axys between interest payment dates, the portion of the amount realized on the disposition that is attributable to interest accrued to the date of sale must be reported as interest income by a cash method investor and by an accrual method investor that has not included the interest in income as it accrued.

        CONVERSION OF THE NOTES

        A U.S. holder will generally not recognize income, gain or loss upon conversion of the note into common stock, except with respect to any cash received in lieu of shares (including a fractional share). The receipt of cash in lieu of shares will generally result in capital gain or loss (or dividend income under certain circumstances) in an amount equal to cash minus the basis of the note allocable to the cashed-out portion. In addition, a U.S. holder will recognize income with respect to the receipt of cash or common stock in payment of interest, if any, where such interest has not already been included in income. The holder's tax basis in the common stock received upon conversion will be the same as the holder's tax basis in the note at the time of conversion, excluding any tax basis allocable to cash received in lieu of shares, and the holding period for the common stock received upon conversion will include the holding period of the note converted.

        ADJUSTMENT TO CONVERSION PRICE

        Holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received constructive distributions where the conversion ratio of such instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of holders of the debt instruments, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to other stockholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of notes might be deemed to have received constructive distributions taxable as dividends. Moreover, in certain other circumstances, the failure to adjust the conversion ratio on the notes may result in a deemed taxable dividend to holders of common stock.

        TAX TREATMENT OF WARRANTS

        A U.S. holder will recognize gain or loss upon the sale, redemption, lapse or other taxable disposition of a warrant in an amount equal to the difference between the amount of cash and the fair market value of other property received, if any, by the U.S. holder and the U.S. holder's tax basis in the warrant. A U.S. holder's tax basis in a warrant will equal that portion of the cost of the unit that is allocated to the warrant, which will be allocated under the rules for allocating the issue price of a unit described in "-- Allocation of Issue Price Among Notes and Warrants" above. Such gain or loss will generally be capital gain or loss if the common stock to which the warrants relate would be a capital asset in the hands of the warrant holder and will be long-term capital gain or loss if the holding period exceeds one year.

        The cash exercise of a warrant will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received upon exercise of a warrant equal to such U.S. holder's tax basis in the warrant surrendered, plus the amount of cash paid for the exercise price, as adjusted for a fractional share for which cash is received, if any. A U.S. holder will generally have a holding period in shares of common stock acquired upon exercise of a warrant that commences on the day after the date of exercise of the warrant.

        An adjustment to the exercise price or conversion ratio of the warrants, or the failure to make such adjustments, may in certain circumstances result in constructive distributions to the holders of the warrants that could be taxable as dividends under Section 305 of the Code. In such event, a holder's tax basis in the warrant would be increased by the amount of any such dividend.

        DIVIDENDS PAID ON COMMON STOCK

        A U.S. holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the common stock to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will reduce the U.S. holder's tax basis in our common stock and, to the extent such excess distributions exceed such tax basis, will be treated as gain from a sale or exchange of such common stock. Corporate holders may by entitled to a dividends received deduction with respect to such distributions and are urged to consult their own tax advisors in this regard.

        DISPOSITION OF COMMON STOCK

        Upon the sale or other disposition of common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted tax basis in the common stock. Gain or loss upon the disposition of the common stock will be long-term if, at the time of the disposition, the holding period for the common stock exceeds one year.

        INFORMATION REPORTING AND BACKUP WITHHOLDING

        In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the notes, warrants and common stock acquired by the exercise of a warrant held by a noncorporate U.S. holder within the United States.

        Payments made on, and proceeds from the sale of, the notes, warrants and common stock acquired on the exercise of a warrant may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

        CERTAIN POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO US AND TO U.S. CORPORATE HOLDERS

        The notes may constitute applicable high yield discount obligations, or "AHYDOs," if:

        (1) their yield to maturity equals or exceeds the sum of the relevant applicable federal rate, or "AFR," plus five percentage points and

        (2) the notes are issued with significant OID.

        In such event, we would not be entitled to deduct OID that accrues with respect to such notes until amounts attributable to such OID are paid. In addition, if the notes constitute AHYDOs and their yield to maturity exceeds the sum of the relevant AFR plus six percentage points, that excess being referred to as the "Excess Yield," our deduction for the "disqualified portion" of the OID accruing on the notes would be disallowed. Subject to otherwise applicable limitations, holders that are U.S. corporations will be entitled to a dividends received deduction, generally at a rate of 70%, with respect to any disqualified portion of the accrued OID to the extent that we have sufficient current or accumulated earnings and profits. If the disqualified portion exceeds our current and accumulated earnings and profits, the excess would continue to be taxed as ordinary OID income in accordance with the OID rules described above.

FOREIGN HOLDERS

        The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. holder.

        For purposes of withholding tax on interest and dividends discussed below, a Non-U.S. holder as defined above, includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest, dividends and gain on the sale, exchange or other disposition of a note, warrant or common stock will be considered to be "U.S. trade or business income" if such income or gain is:

        (1) effectively connected with the conduct of U.S. trade or business or

        (2) in the case of a treaty resident, attributable to permanent establishment, or, in the case of an individual, a fixed base in the United States.

        TAXATION OF INTEREST

        Generally any interest paid, or OID accrued, to a Non-U.S. holder of a note that is not U.S. trade or business income will not be subject to U.S. tax if the interest qualifies as "portfolio interest." Generally interest on the notes will qualify as portfolio interest if:

        (1) the Non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock and is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code,

        (2) the beneficial owner, under penalty of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner's name and address, and

        (3) the Non-U.S. holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade of business.

        The gross amount of payments of interest, or OID, to a Non-U.S. holder that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax, which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, if a recipient is a qualified resident of a country with which the U.S. has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. holder must provide a properly executed Form W-8BEN or W-8ECI, or such successor forms as the IRS designates, as applicable, prior to the payment of interest. These forms must be periodically updated. Under new regulations which are effective with respect to payments made after December 31, 2000, a Non-U.S. holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number, which may require providing certain documentary evidence issued by foreign governmental authorities to provide residence in the foreign country. Certain special procedures are provided in such new regulations for payments through qualified intermediaries.

        DIVIDENDS ON COMMON STOCK

        Dividends paid on our common stock that are not effectively connected with the conduct of a trade or business within the U.S. will be subject to U.S. federal income tax, which generally will be withheld at a rate of 30% of the gross amount of the dividends, unless the rate is reduced by an applicable income tax treaty. Under the currently applicable Treasury regulations, dividends paid to an address in a country other than the U.S. are presumed to be paid to a resident of such country for purposes of the withholding, unless the payor has knowledge to the contrary, and, under the current interpretation of Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, under the new withholding regulations, if a non-U.S. holder wishes to claim the benefit of an applicable treaty rate, such holder would be required to satisfy certain certification and other requirements. In addition, under the new withholding regulations, we may elect to withhold only on the portion of dividend distributions paid out of our accumulated, and reasonably estimated current, earnings and profits.

        SALES, EXCHANGE OR REPURCHASE OF THE NOTES, WARRANTS OR COMMON STOCK

        Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. holder on the sale, exchange or repurchase of a note, warrant or common stock generally will not be subject to U.S. federal income tax, unless:

        (1) such gain is U.S. trade or business income,

        (2) subject to certain exceptions, the Non-U.S. holder is an individual who holds the note, Warrant or common stock as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition,

        (3) the Non-U.S. holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the U.S.), or

        (4) in the case of the disposition of warrants or common stock, we are a U.S. real property holding corporation.

        CONVERSION OF THE NOTES

        A Non-U.S. holder generally will not be subject to U.S. federal income tax on the conversion of notes into common stock, except with respect to cash, if any, received in lieu of shares of common stock or cash in lieu of common stock received as a payment of interest, where such interest does not qualify for the portfolio interest exemption. Cash received in lieu of shares may give rise to gain that would be subject to the rules described below for the sale of notes. Cash or common stock treated as issued for accrued interest would be treated as interest under the rules described above.

        INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

        We must report annually to the IRS and to each Non-U.S. holder any interest or dividend that is subject to withholding or is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides.

        Treaty regulations provide that backup withholding and additional information reporting will not apply to payments of principal on the notes by us to a Non-U.S. holder if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied).

        As a general matter, information reporting and backup withholding will not apply to a payment of proceeds of a sale effected outside the U.S. by a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, will apply to a payment of the proceeds of the sale of notes, warrants or common stock effected outside the U.S. by a foreign office of a broker if the broker:

        (1) is a U.S. person,

        (2) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States,

        (3) is a "controlled foreign corporation" as to the United States or

        (4) with respect to payments made after December 31, 2000, is a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. persons or is engaged in the conduct of a U.S. trade or business unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a broker of the proceeds of a sale will be subject to both backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

        New regulations make certain modifications to some of the withholding, backup withholding and information reporting rules described above. The new regulations generally attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder will be allowed as a refund or a credit against such Non-U.S. holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

                              PLAN OF DISTRIBUTION

        Under the terms and subject to the conditions contained in an agreement dated September __, 2000, by and between us and Diaz & Altschul Capital, LLC, who is referred to as the "Placement Agent," we will pay the Placement Agent a combined structuring fee and placement fee equal to ___% of the aggregate purchase price of units sold by the Company, subject to limited exceptions. We have also agreed to reimburse the Placement Agent for its reasonable expenses, including legal fees, in connection with the offering in an amount not to exceed $50,000. The Placement Agent will be acting on a best efforts basis in soliciting offers to purchase the units on our behalf.

        The Placement Agent and its affiliates may from time to time perform services for us and our affiliates in the future for which they will receive customary compensation.

                                  LEGAL MATTERS

        The validity of the securities offered hereby is being passed upon by Latham & Watkins, New York, New York. Alan C. Mendelson, a partner at Latham & Watkins, is one of our directors and also owns 18,329 shares of our common stock and has options to purchase an additional 40,000 shares of our common stock.

                                   PROSPECTUS

                           AXYS PHARMACEUTICALS, INC.

                                   $35,000,000

                                 DEBT SECURITIES
                        WARRANTS TO PURCHASE COMMON STOCK



      This prospectus will allow us to issue our debt securities and warrants to purchase our common stock over time. This means:

      - we may issue the debt securities and warrants offered in this prospectus from time to time;

      - we will provide a prospectus supplement each time we issue our debt securities and warrants;

      - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document; and

      - you should read this document and any prospectus supplement carefully before you invest.

      Axys' common stock is traded on the Nasdaq National Market under the symbol "AXPH". On July 7, 2000, the last reported sale price for our common stock on the Nasdaq National Market was $7.6875 per share.


           INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                ----------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                  The date of this prospectus is August 3, 2000

                                TABLE OF CONTENTS

                                                                                                 PAGE
ABOUT AXYS.........................................................................................4
THE OFFERING.......................................................................................4
RISK FACTORS.......................................................................................5
FORWARD-LOOKING STATEMENTS.........................................................................12
WHERE YOU CAN FIND MORE INFORMATION ABOUT AXYS AND THIS OFFERING...................................12
RATIO OF EARNINGS TO FIXED CHARGES.................................................................13
DESCRIPTION OF DEBT SECURITIES.....................................................................14
DESCRIPTION OF WARRANTS............................................................................19
DESCRIPTION OF COMMON STOCK........................................................................19
USE OF PROCEEDS....................................................................................20
PLAN OF DISTRIBUTION...............................................................................20
LEGAL MATTERS......................................................................................21
EXPERTS............................................................................................21

YOU SHOULD RELY ONLY ON THE INFORMATION OR REPRESENTATIONS PROVIDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION OR TO MAKE ANY DIFFERENT REPRESENTATIONS IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS.

                                   ABOUT AXYS

   Axys is a leader in the integration of life science technologies with a focus on small molecule drug discovery. We seek to build shareholder value through

   - the discovery and development of our own drugs for the treatment of cancer;

   - a broad and diversified pipeline of drug discovery and development programs for chronic diseases partnered with world-class pharmaceutical companies; and

   - the spin-out of affiliated businesses in combinatorial chemistry, pharmacogenomics and agricultural biotechnology that utilize the company's technologies. Our affiliated businesses are intended to provide capital for Axys' drug discovery and development programs. Our subsidiary PPGX, INC. manages our pharmacogenomics business. Our affiliate AKKADIX CORPORATION runs an agricultural biotechnology business. In April 2000 we completed the previously announced spin-out of our subsidiary AXYS ADVANCED TECHNOLOGIES, INC. which conducted our combinatorial chemistry business. We merged Axys Advanced Technologies, Inc. with a subsidiary of Discovery Partners International, Inc. As a result of the merger, we received shares in Discovery Partners International, Inc. in exchange for our shares of Axys Advanced Technologies, Inc. and became a minority shareholder of Discovery Partners International, Inc.

   In recent years, the advent of new drug discovery technologies, including functional genomics, bioinformatics, computational sciences, structure-based drug design, combinatorial chemistry, high throughput screening and pharmacogenomics, has offered great potential for streamlining the lengthy and expensive process of drug discovery. Axys has assembled a premier platform for drug discovery by combining and integrating these new technologies with the traditional pharmaceutical sciences, including medicinal chemistry and pharmacology. We are using these integrated technologies to identify more quickly and efficiently both novel molecular targets associated with disease and small molecule compounds, which are important for oral delivery, that can be used as drugs against these targets.

   We are a Delaware corporation. Our executive offices are located at 180 Kimball Way, South San Francisco, CA 94080 and our telephone number is (650) 829-1000. Our World Wide Web address is http://www.axyspharm.com. Information contained on our World Wide Web site should not be considered to be part of this prospectus. In this prospectus, "Axys", "we", "us", and "our" refer to Axys Pharmaceuticals, Inc. unless the context requires otherwise.

                                  THE OFFERING

Debt securities and warrants to purchase common stock..    $35,000,000 in aggregate amount

Common Stock outstanding...............................    35,281,749 shares

Use of proceeds........................................    For operating costs, capital expenditures and
                                                           working capital needs and other general corporate
                                                           purposes

Nasdaq National Market symbol..........................    AXPH


The number of shares of common stock outstanding is based on the number of shares outstanding as of June 27, 2000, and excludes:

   - 3,447,326 shares subject to options outstanding as of June 27, 2000, at a weighted average exercise price of $5.4469 per share;

   - 606,044 additional shares that we could issue under our stock option plans;

   - 488,094 additional shares that we could issue under our employee stock purchase plan;

   - 557,127 shares subject to warrants outstanding as of June 27, 2000, at a weighted average exercise price of $12.04; and

   - shares which may be issued pursuant to the Company's shelf registration filed on April 28, 2000 with respect to the issuance of up to $50,000,000 aggregate amount of the Company's common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

We may sell securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

                                  RISK FACTORS

   AN INVESTMENT IN OUR SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS SHOULD NOT BE PURCHASED IF YOU CANNOT AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT. PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING OR OTHERWISE ACQUIRING OUR SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS.

IF WE FAIL TO DISCOVER OR DEVELOP OR ARE DELAYED IN THE DEVELOPMENT OF PHARMACEUTICALS, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

   All of our potential pharmaceutical products are in various stages of research and development and will require significant additional research and development efforts before we can sell them. These efforts include extensive preclinical and clinical testing and lengthy regulatory review and approval by the FDA. The development of our new pharmaceutical products is highly uncertain and subject to a number of significant risks. We do not expect any of our pharmaceuticals to be commercially available for a number of years. Pharmaceuticals that appear to be promising at early stages of development may not reach the market for a number of reasons, including the following:

   - We or our collaborators may not successfully complete any research and development efforts;
   - Any pharmaceuticals we develop may be found to be ineffective or to cause harmful side effects during preclinical testing or clinical trials;
   - We may fail to obtain required regulatory approvals for any products we develop;
   - We may be unable to manufacture enough of any potential products at an acceptable cost and with appropriate quality;
   - Our products may not be competitive with other existing or future products; and
   - Proprietary rights of third parties may prevent us from commercializing our products.

IF WE FAIL TO OBTAIN ADDITIONAL FINANCING TO FUND OUR OPERATIONS, WE WILL BE UNABLE TO COMPLETE OUR PRODUCT DEVELOPMENT EFFORTS.

   The development of our potential drugs will require substantially more money than we currently have. That means we will have to obtain commitments for substantial funds in order to conduct the costly and time-consuming research and preclinical and clinical testing activities necessary to develop our drugs. We cannot be certain that any financing will be available when needed. If we fail to secure additional financing, as we need it, we will have to delay or terminate our drug development programs.

   We plan to be able to meet some of our needs for money through the sale of our interests in our affiliated businesses and we are actively pursuing several alternatives. However, those businesses are still in relatively early stages of development. We cannot be certain that these businesses will prove to be financially successful or that we will be able to sell our interest in these businesses for a substantial amount of money or at all.

   Even if we are successful in obtaining financing from sale of our interests in these affiliated businesses, we believe we will still need to pursue other financing opportunities to fund our research and development. Our future financing needs will depend on many factors, including the following:

   - scientific progress in the research and development of drug development programs;
   -  the size and complexity of these programs;
   -  the timing, range and results of preclinical studies and clinical trials;
   -  our ability to establish new and maintain existing collaborations;
   -  our ability to achieve any milestones under such collaborations; and
   - the time and costs involved in getting regulatory approvals or in filing, enforcing or prosecuting patents.

   In February, 2000, we entered into definitive purchase agreements for the sale of an aggregate 3.5 million newly issued shares of Axys Pharmaceuticals, Inc. common stock to selected institutional and other accredited investors for $31.5 million in gross proceeds. We intend to use net proceeds from this private placement for working capital and other general corporate purposes.

   We expect that existing cash and investments, revenues from existing collaborations, and the net proceeds from our March 2000 private placement, together with the anticipated net proceeds of this offering and other debt financing which we believe is available to us, will enable us to maintain current and planned operations for 18-24 months. We continue to actively pursue a variety of financing alternatives.

   The drug development process is expensive and we are at an early stage of development. Therefore, we expect that we will need to continue to raise money for a number of years until we achieve substantial product or royalty revenues, if ever. We expect that we will seek additional funding through new collaborations, the extension of existing collaborations, through sale of our interests in our affiliated businesses, or through public or private equity or debt financings. We cannot be certain that additional funding will be available or that the terms will be acceptable. Existing stockholders will experience dilution of their investment if we raise additional funds by issuing equity. If adequate funds are not available, we may delay, reduce or eliminate any of our research or development programs. Furthermore, we may obtain funds through arrangements with collaborative partners or others that require us to give up rights to technologies or products that we would otherwise seek to develop or commercialize ourselves.

IF WE CONTINUE TO INCUR OPERATING LOSSES FOR LONGER THAN EXPECTED, WE MAY BE UNABLE TO CONTINUE OPERATIONS AND OUR STOCK PRICE MAY DECLINE.

   We may never achieve or sustain profitability. We have experienced significant operating losses since the company started. We have not generated any pharmaceutical product sales revenue. For the year ended December 31, 1999 and the three month period ended March 31, 2000, we generated a net loss of approximately $48 million and $8.5 million, respectively. As of December 31, 1999 and March 31, 2000, we had an accumulated deficit of approximately $277 million and 286 million, respectively. We expect that we will continue to incur significant operating losses over at least the next several years as our research and development efforts and preclinical and clinical testing activities continue. Our future profitability depends on our ability to complete product development and obtain regulatory approval for our drug candidates. If we fail to become profitable or are unable to sustain profitability on a quarterly or annual basis, we may be unable to continue operations and our stock price may decline.

IF WE FAIL TO MAINTAIN OUR EXISTING COLLABORATIVE RELATIONSHIPS AND ENTER INTO NEW COLLABORATIVE RELATIONSHIPS, DEVELOPMENT OF OUR PRODUCTS COULD BE DELAYED OR WE MAY NEED TO OBTAIN OTHER SOURCES OF REVENUE.

   Our strategy for the development, clinical testing, manufacturing and commercialization of most of our pharmaceuticals has included entering into collaborations with corporate partners. We rely to a large extent on the activities of our collaborators with respect to the development and commercialization of our pharmaceuticals. All of our collaboration agreements may be canceled under certain circumstances. In addition, the amount and timing of resources to be devoted to research, development, eventual clinical trials and commercialization activities by our collaborators are not within our control. We cannot guarantee that our partners will perform their obligations as expected. If any of our collaborators terminate or elect to cancel their agreements or otherwise fail to conduct their collaborative activities in a timely manner, the development or commercialization of pharmaceuticals may be delayed. For example, virtually all of our genomics collaborations have been cancelled or terminated over time. If in some cases we assume responsibilities for continuing unpartnered programs after cancellation of a collaboration, we may be required to devote additional resources to product development and commercialization or we may cancel certain development programs.

   A large portion of our revenues to date have resulted from these collaborations. The research funding phase of most of our collaborations will come to an end in the next few years unless continued or extended by agreement with our collaborators. If our collaborations are not extended or we do not enter into additional collaborative relationships, we will have to seek other sources of revenue, including additional financing and/or sell interests in our affiliated businesses. We cannot be certain that we will receive any additional revenue from these arrangements beyond the minimum contractual commitments of our partners.

   We have active pharmaceutical product research and development collaborations with several different partners, including Bayer, Merck, Aventis (formerly Rhone-Poulenc Rorer), and Signal Pharmaceuticals.

IF WE FAIL TO SATISFY FDA SAFETY AND EFFICACY REQUIREMENTS IN OUR CLINICAL TRIALS FOR ANY PHARMACEUTICAL, WE WILL BE UNABLE TO COMPLETE THE DEVELOPMENT AND COMMERCIALIZATION OF THAT PHARMACEUTICAL PRODUCT.

   Either we or our collaborators must show through preclinical studies and clinical trials that each of our pharmaceuticals is safe and effective in humans for each indication before obtaining regulatory clearance from the FDA for the commercial sale of that pharmaceutical. If we fail to adequately show the safety and effectiveness of a pharmaceutical, regulatory approval could be delayed or denied. The results from preclinical studies and early clinical trials are often different than the results that are obtained in large-scale testing. We cannot be certain that we will show sufficient safety and effectiveness in our clinical trials that would allow us to obtain the needed regulatory approval. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials.

   Any drug is likely to produce some level of toxicity or undesirable side effects in animals and in humans when administered at sufficiently high doses and/or for a long period of time. Unacceptable toxicities or side effects may occur in the course of toxicity studies or clinical trials. If we observe unacceptable toxicities or side effects, we, our collaborators or regulatory authorities may interrupt, limit, delay or halt the development of the drug. In addition, these unacceptable toxicities or side effects could prevent approval by the FDA or foreign regulatory authorities for any or all indications.

   We currently have one compound, APC 2059, in clinical trials for inflammatory bowel disease. We are performing clinical trials to determine the safety and effectiveness of APC 2059 for the treatment of inflammatory bowel disease. As these clinical trials are intended to establish proof-of-principle in humans, we cannot be certain that we will be able to complete the clinical trials successfully. Finally, we cannot be certain that any other drug candidates which may enter clinical trials will successfully complete those trials or that we or our collaborators will be able to show the safety and effectiveness of these drug candidates.

   In addition, one of our collaboration partners Bayer AG, decided to discontinue development of the compound known as BAY 44-3428 for asthma based on its view that the toxicological properties of the compound precluded advancement into clinical development. Bayer AG had previously selected BAY 44-3428 for development as an oral treatment for asthma based on the demonstrated in vivo efficacy of the compound in primate studies. Based on toxicological studies of a tryptase inhibitor compound from a chemical class that is different from BAY 44-3428, we believe that the toxicological properties of BAY 44-3428 are not related to tryptase inhibition. We cannot make any assurance that Bayer AG will select any other compound for further development in lieu of BAY 44-3428 or that Bayer AG will continue as one of our collaboration partners on the development of any other drugs.

IF WE FAIL TO OBTAIN REGULATORY APPROVALS TO COMMERCIALLY MANUFACTURE OR SELL ANY OF OUR PHARMACEUTICALS, OR IF APPROVAL IS DELAYED, WE WILL BE UNABLE TO GENERATE REVENUE FROM THE SALE OF OUR PRODUCTS.

   We must obtain regulatory approval before marketing or selling our future drug products. In the United States, we must obtain FDA approval for each drug that we intend to commercialize. The FDA approval process is lengthy and expensive, and approval is never certain. Products distributed abroad are also subject to foreign government regulation. The process of obtaining FDA and other required regulatory approvals can vary a great deal based upon the type, complexity and novelty of the products involved. Delays or rejections may be encountered based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of clinical trials and FDA regulatory review. Similar delays also may be encountered in foreign countries.

   None of our drug candidates has received regulatory approval. If we fail to obtain this approval, we will be unable to commercially manufacture and sell our drug products. We have several drugs in various stages of preclinical and clinical development. These products are not expected to be available for several more years. Because of the risks and uncertainties involved in development of drug products, our drug candidates could take significantly longer to gain approval than we expect or may never gain approval. If regulatory approval is delayed, our management's credibility, the value of our company and our operating results could be adversely affected. Even if regulatory approval of a product is granted, we cannot be certain that we will be able to obtain the labeling claims necessary or desirable for the successful promotion of those products.

   Even if we obtain regulatory approval, we may be required to continue clinical studies even after we have started selling a pharmaceutical. In addition, identification of certain side effects after a drug is on the market or the occurrence of manufacturing problems could cause subsequent withdrawal of approval, reformulation of the drug, additional preclinical testing or clinical trials and changes in labeling of the product. This could delay or prevent us from generating revenues from the sale of that drug or cause our revenues to decline.

   If regulatory approval is obtained, we will also be subject to ongoing existing and future FDA regulations and guidelines and continued regulatory review. In particular, we or any third party that we use to manufacturer the drug or our collaborators will be required to adhere to regulations setting forth current good manufacturing practices. The regulations require that we manufacture our products and maintain our records in a particular way with respect to manufacturing, testing and quality control activities. Furthermore, we or our third party manufacturers or our collaborators must pass a pre-approval inspection of our manufacturing facilities by the FDA before obtaining marketing approval.

   Failure to comply with the FDA or other relevant regulatory requirements may subject us to administrative or legally imposed restrictions. These include: warning letters, civil penalties, injunctions, product seizure or detention, product recalls, total or partial suspension of production and FDA refusal to approve pending New Drug Applications, called NDAs, or supplements to approved NDAs.

IF WE ARE UNABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

   Our success depends in large part on our ability to obtain patents, maintain trade secrets and operate without infringing the rights of others, both in the United States and in other countries.

   Patents may not issue from any of our pending or future applications. Patent applications in the United States are maintained in secrecy until the patent issues. As a result, we cannot be certain that others have not filed patent applications for technology covered by our pending patent applications or that we were the first to invent the technology. In addition, an issued patent may be challenged, invalidated or maneuvered around or it may otherwise not be sufficient to protect our technology. The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. As a result, it is difficult to predict the broadness of claims allowed in biotechnology and pharmaceutical patents or their enforceability.

   Our commercial success also depends, in part, on not infringing patents issued to others and not breaching the technology licenses upon which any of our potential products are based. Competitors may have filed applications for, or may have received patents and may obtain additional patents and rights relating to, genes, products or processes that block or compete with ours. A number of third parties have filed patent applications or received patents in the areas of our programs. Some of these applications or patents may limit or hinder our patent applications, or conflict in certain ways with claims made under our issued patents. Furthermore, in the past we have been, and we may from time to time in the future be, notified of claims that we are infringing patents or other intellectual property rights owned by third parties.

   We may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office. These proceedings determine the priority of invention and the right to a patent for the technology in the U.S. In addition, lawsuits may be necessary to enforce any patents issued to us or to determine the scope and validity of the rights of third parties. Lawsuits and interference proceedings, even if they are successful, are expensive to pursue, and we could use a substantial amount of our limited financial resources in either case. An adverse outcome could subject us to significant liabilities to third parties and require us to license disputed rights from third parties or to cease using such technology.

   It is also unclear whether our trade secrets will provide useful protection. We protect our own technology and processes, in part, by confidentiality agreements with our employees, consultants and certain contractors. However, these agreements may be disregarded or breached, and we may not have adequate remedies for any breach. In addition, it is possible that our trade secrets will otherwise become known or be independently discovered by competitors.

   Disputes may arise in the future with regards to the ownership of rights to any technology developed with collaborators. These and other possible disagreements with collaborators could lead to delays in the achievement of milestones or receipt of royalty payments or in research, development and commercialization of our pharmaceuticals. In addition, these disputes could require or result in lawsuits or arbitration. Lawsuits and arbitration are time-consuming and expensive. Even if we win, the cost of these proceedings could adversely affect our business, financial condition and results of operations. Furthermore, these proceedings could adversely affect our stock price or our business reputation and may make the process of entering into additional collaborative relationships more difficult.

BECAUSE WE DO NOT HAVE MANUFACTURING FACILITIES FOR OUR PROPOSED DRUG PRODUCTS OR COMMERCIAL MANUFACTURING EXPERIENCE, WE COULD EXPERIENCE MANUFACTURING DELAYS OR PROBLEMS THAT HURT OUR PRODUCT SALES.

   We have no manufacturing facilities for our proposed drug products, and our potential products have never been commercially manufactured. We must currently rely on our collaborators, such as Bayer, Merck, and Aventis, to manufacture products created by our collaborations. We believe that our collaborators or contract manufacturers or we will be able to manufacture our compounds at a cost and in quantities necessary to make them commercially acceptable. However, we cannot be certain that this will be the case. If we or our collaborators or third party manufacturers are unable to manufacture or contract with others for a sufficient supply of our compounds on acceptable terms, we may have to delay any of the following:

   -  our preclinical and clinical testing schedule;
   -  our submission of products for regulatory approval; or
   -  the market introduction and subsequent sales of products.

   Any of these delays would adversely affect our financial condition and results of operations.

   In addition to us, our collaborators and contract manufacturers must adhere to current Good Manufacturing Practices regulations enforced by the FDA through its facilities inspection program. If these facilities cannot pass a pre-approval plant inspection, FDA approval of our products will not be granted or will be delayed.

   With respect to our subsidiary, Axys Advanced Technologies, we are developing new manufacturing processes to meet the expanding demand for our combinatorial chemistry libraries. We have never had to manufacture the quantities of libraries we are committed to delivering during this year. We have experienced problems in manufacturing in the past that have delayed shipments of libraries and we may experience manufacturing problems in the future as we expand our manufacturing capabilities. Problems in manufacturing could delay shipments of combinatorial chemistry compounds and this would have a material adverse effect on our financial condition and results of operations.

IF WE ARE UNABLE TO ESTABLISH MARKETING AND DISTRIBUTION CAPABILITIES OR ENTER INTO ARRANGEMENTS WITH THIRD PARTIES, OUR ABILITY TO GENERATE REVENUES WILL BE HARMED.

   We currently have no sales, marketing or distribution capability. We will rely on our collaborative relationships, such as those with Bayer, Merck and Aventis, to market some of our future drug products. In addition, we may enter into future collaborations in which we rely on our collaborator to market our drug products. Revenues received under existing and future collaborations will depend on the success of our collaborator in marketing our drugs. We cannot be certain that collaborators will devote sufficient resources to the marketing and sale of our drugs or that the efforts of our collaborators will be successful.

   We may also decide to market certain of our future pharmaceuticals by ourselves. To market any pharmaceuticals ourselves, we must develop a marketing and sales force with technical expertise and the necessary supporting distribution capability. If we are unable to develop a marketing and sales force, we may be unable to effectively sell any of our pharmaceuticals. We do not know whether we will desire to or be able to establish our own sales and distribution capabilities or whether we will be able to enter into the necessary supporting relationships with third parties.

IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR DRUGS, THERE MAY BE NO COMMERCIALLY VIABLE MARKET FOR OUR PRODUCTS.

   The business and financial condition of pharmaceutical and biotechnology companies will continue to be affected by the efforts of outside parties, such as government health administrators, private health insurance companies and HMOs seeking to contain or reduce the cost of health care. In some foreign markets, pricing or profitability of prescription pharmaceuticals is subject to governmental control. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to adopt similar governmental control. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on price of prescription drugs. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. We cannot be certain that third parties will pay for the costs of our drugs. Even if we obtain third party reimbursement, we cannot be certain that reimbursement rates will allow us to profit from the sale of our drugs.

   In addition, the announcement of cost containment proposals or efforts could adversely affect our ability to raise capital and our stock price. In addition, if these proposals or efforts adversely affect other pharmaceutical companies that are prospective collaborators with Axys, our ability to establish or maintain strategic alliances may be adversely affected.

IF PHYSICIANS, INSURERS AND PATIENTS DO NOT ACCEPT OUR PRODUCTS, WE MAY NOT ACHIEVE SUFFICIENT REVENUE FROM SALE OF THOSE PRODUCTS.

   Even if our pharmaceuticals are approved for sale, we are not certain that physicians, health insurance companies or patients will accept them. If the medical community and patients do not accept our products, sales of these products will be adversely affected. The degree of market acceptance will depend upon a number of factors, including obtaining regulatory approvals, demonstrating proof in the medical community of the clinical effectiveness and safety of our product candidates and their potential advantages over existing treatment methods and reimbursement policies of government and third-party payors.

IF WE FAIL TO COMPETE SUCCESSFULLY, OUR REVENUES AND OPERATING RESULTS WILL BE ADVERSELY AFFECTED.

   This is a highly competitive business and many of our competitors have substantially greater resources than we have. In addition, some of these companies have considerably more experience in preclinical testing, clinical trials and other regulatory approval procedures than we have.

   Our competitors (including our collaborators) may develop, manufacture and market products that are more effective or less expensive than ours. They may also receive regulatory approval for their drugs faster than we can obtain them, or may commercialize their drugs more quickly than we can. Many of our competitors have greater financial and management resources than we do, and many of them have significantly more experience in bringing drugs to market. If our competitors successfully commercialize drugs to treat the indications that we are working on before we do, or if their products are less expensive or more effective than ours, demand for our drugs may suffer and our revenues may be reduced.

   Additionally, certain colleges and universities, governmental agencies and other research organizations are conducting research in the same areas in which we are working. These institutions are becoming increasingly aware of the commercial value of their findings and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for the use of technology that they have developed. These institutions also may market competitive commercial products on their own or through joint ventures. Currently, they compete with us in recruiting highly qualified scientific personnel.

IF WE FAIL TO RECRUIT AND RETAIN PROFESSIONAL STAFF, OUR PRODUCT DEVELOPMENT PROGRAMS WILL BE DELAYED.

   We are highly dependent on the senior members of our scientific and management staff. Retaining and attracting qualified personnel, consultants and advisors is critical to our success. If we fail to recruit and retain qualified personnel, our product development efforts will be delayed. We face intense competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. We are currently seeking to hire additional qualified scientific personnel to perform research and development. In addition, we expect that we will need to add management personnel and develop additional expertise by existing management personnel in order to expand product development and clinical testing. We cannot be certain that we will be able to attract and retain such individuals on acceptable terms or at all.

   In addition, our academic collaborators are not our employees. As a result, we have limited control over their activities and can expect that only limited amounts of their time will be dedicated to our activities. These academic collaborators may also have relationships with other commercial entities, some of whom may compete with Axys.

OUR STOCK MAY BE VOLATILE AND YOUR INVESTMENT COULD SUFFER A DECLINE IN VALUE.

   Stock prices and trading volumes for biotechnology companies often fluctuate widely for reasons which may be unrelated to their businesses. Our stock price could decline as a result of many factors, including:

   - announcements of technological innovations or new products by Axys or other companies;
   -  developments or disputes concerning patents or other rights;
   - publicity regarding actual or potential medical results from products under development by Axys or other companies;
   - regulatory developments in both the United States and foreign countries; - public concern regarding the safety of biopharmaceutical products;
   - any shortfall in our revenues or net income from that expected by securities analysts;
   - changes in analyst's estimates of our financial performance, the financial performance or our competitors or the financial performance of biotechnology companies in general;
   -  sales of large blocks of our common stock; or
   - conditions in the financial markets or economy in general or the biotechnology industry in particular.

   In the past, following large price declines in the public market price of a company's securities, securities litigation has often been initiated against that company. Litigation of this type could result in substantial costs and diversion of management's attention and resources. Any adverse determination in litigation could subject us to substantial liabilities.

IF PRODUCT LIABILITY CLAIMS ARE BROUGHT AGAINST US, WE MAY INCUR SUBSTANTIAL LIABILITIES.

   We may be exposed to liability claims resulting from the use of our products in clinical trials, or the manufacturing, marketing and sale of any approved products. These claims may be made directly by consumers, pharmaceutical companies or others. We maintain product liability insurance coverage for claims arising from the use of our products which are still in the developmental phase. However, this insurance coverage is becoming increasingly expensive. We and our collaborative partners may not be able to obtain and maintain commercially reasonable product liability insurance. Furthermore, even if we maintain insurance, the amount may not be enough to protect us against losses due to a lawsuit. A successful product liability claim against Axys or series of claims in excess of our insurance could adversely affect our results of operations and our need for additional financing.

ANTI-TAKEOVER PROVISIONS UNDER DELAWARE LAW AND IN OUR CHARTER DOCUMENTS AND OUR STOCKHOLDER RIGHTS PLAN COULD MAKE AN ACQUISITION OF AXYS MORE DIFFICULT.

   In 1998, we adopted a stockholder rights plan, which may have the effect of delaying or preventing an unsolicited takeover of the company. Our certificate of incorporation and bylaws state that any action taken by stockholders must be conducted at an annual or special meeting of stockholders and may not be conducted by written consent. Only the board of directors, the Chairman of the Board or the President may call special meetings of the stockholders. In addition, our board of directors has the authority to issue additional shares of preferred stock and to determine the rights of those shares without any further action by the stockholders. Those rights could be senior to those of the common stockholders. The issuance of preferred stock may make it more difficult for a third party to acquire Axys. These and other charter provisions may discourage certain types of transactions involving an actual or potential change in control of Axys. In fact, these provisions may discourage transactions in which the stockholders might otherwise receive a premium for their shares over then current prices, and may limit the stockholders' ability to approve transactions that they think are in their best interests.

   Delaware law also prohibits corporations from engaging in a business combination with any holders of 15% or more of their capital stock until the holder has held the stock for three years unless, among other things, the board approves the transaction. Also, under Delaware law, our board of directors may adopt additional anti-takeover measures in the future.

                           FORWARD-LOOKING STATEMENTS

   Some of the statements in this prospectus and the documents incorporated by reference are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections about our business and industry and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied in or contemplated by the forward-looking statements.

   In some cases, you can identify forward-looking statements by words such as "believe", "anticipate", "expect", "intend", "plan", "will", "may", "should", "estimate", "predict", "potential", "continue", or the negative of such terms or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption "Risk Factors" and the documents incorporated by reference. You are cautioned not to place undue reliance on these forward-looking statements.

   The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We do not intend to update publicly any of the forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                       WHERE YOU CAN FIND MORE INFORMATION
                          ABOUT AXYS AND THIS OFFERING

   We have filed with the SEC a registration statement on Form S-3 to register the securities offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We strongly encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

   The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934:
                                       12

   1. Our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 7, 2000;
   2. Our quarterly report on Form 10-Q for the quarter ended March 31, 2000 filed with the commission on May 12, 2000;
   3. Our Current Reports of Form 8-K filed with the Securities and Exchange Commission on February 22, 2000 and May 15, 2000;
   4. Our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2000 in connection with our 2000 Annual Meeting of Stockholders;
   5. The description of the common stock contained in our Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                           Axys Pharmaceuticals, Inc.
                          Attention: Investor Relations
                              180 Kimball Way South
                             San Francisco, CA 94080
                                 (650) 829-1000

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table presents our historical ratios of earnings to fixed charges for the periods indicated (in thousands):


                                                                   YEAR ENDED DECEMBER 31
                                   THREE MONTHS ENDED  ----------------------------------------------
                                    MARCH 31, 2000      1999    1998(1)     1997       1996     1995
                                   ------------------  ------  ---------  --------   --------  ------
        Ratio....................          *              *        *          *          *        *
        Deficiency...............       8,900          49,806  153,843     10,967     5,928    23,733


*   Earnings for the period indicated were insufficient to cover fixed charges.

(1) Deficiency includes charges resulting from acquired in-process research and development costs.

For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net loss from continuing operations before adjustments for minority interests in consolidated subsidiaries and income from equity investees, plus fixed charges. Fixed charges consist of interest expense, and estimated interest within rental expense.

                         DESCRIPTION OF DEBT SECURITIES

   We may offer debt securities of our company. These securities may be secured or unsecured general obligations of our company which could be senior or junior to our other obligations. They may be secured by some or all of our assets, cash, properties or ownership interests in our subsidiaries and affiliated companies. These obligations may be convertible or exchangeable into our common stock.

GENERAL TERMS

   A prospectus supplement will describe the terms of any debt securities that we propose to issue and the prices at which we will offer them. The description of the debt securities will include:

   -  the title of the debt securities;
   -  any limit on the aggregate principal amount of such debt securities;
   -  the person to whom any interest on any debt security will be paid;
   -  the date or dates on which we must pay the principal;
   - the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;
   - if applicable, the conditions under which we may pay interest in shares of our common stock;
   - the place or places where we must pay the principal and any premium or interest on the debt securities;

   - the terms and conditions on which we may redeem any debt security, if at all;
   - any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
   -  the denominations in which we may issue the debt securities;
   - the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
   - the currency in which we will pay the principal and any premium or interest on the debt securities;
   - the principal amount of the debt securities that we will pay upon the declaration of acceleration (if ever) of their maturity;
   - the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed outstanding as of any date;
   - if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our common stock, including whether such right is mandatory or permissive, how the exchange or conversion would be calculated and, if applicable, any antidilution provisions;
   -  the applicable events of default; and
   -  the applicable representations, warranties and covenants of our company.

EXCHANGE AND TRANSFER

   Debt securities will be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

   We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

   In the event of any potential redemption of debt securities of any series, we will not be required to:

   - issue, register the transfer of, or exchange, any debt security of that series during the period specified in the applicable prospectus supplement, or

   - register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

   We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

   The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

   - be registered in the name of a depositary that we will identify in a prospectus supplement,

   -  be deposited with the depositary or nominee or custodian, and

   -  bear any required legends.

   No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

   - the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

   -  an event of default is continuing, or

   -  any other circumstances described in a prospectus supplement.

   As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security:

   - will not be entitled to have the debt securities registered in their names,

   - will not be entitled to physical delivery of certificated debt securities, and

   - will not be considered to be holders of those debt securities under the indenture.

   Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

   Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

   Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

   Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

   The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

   We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

   All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period specified in the prospectus supplement will be repaid to us. Thereafter, the holder may look only to us for such payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

   We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, unless:

   - the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

   - the successor assumes Axys' obligations on the debt securities and under the indentures,

   - immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

   -  certain other conditions are met.

EVENTS OF DEFAULT

   The indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

   (1) failure to pay principal of or any premium on any debt security of that series when due,

   (2) failure to pay any interest on any debt security of that series for the period specified in the prospectus supplement,

   (3) failure to deposit any sinking fund payment, if applicable, when due,

   (4) failure to perform any other covenant under the indenture that applies to any debt security of that series and we do not cure such failure within the period specified in the prospectus supplement after being given the notice of such failure required in the indenture,

   (5) our bankruptcy, insolvency or reorganization, and

   (6) any other event of default specified in the prospectus supplement.

   An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

   If an event of default, other than an event of default described in clause
(5) above, shall occur and be continuing, either the trustee or the holders of a certain percentage of aggregate principal amount of the outstanding debt securities of that series, as specified in the prospectus supplement, may declare the principal amount of the debt securities of that series to be due and payable immediately.

   If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series, will automatically become immediately due and payable.

   After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

   Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

   A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

   (1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,


   (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

   (3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

   Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in
(1) through (3) above.

   We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

   Axys and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

   However, neither we nor the trustee will be allowed to make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

   -  change the stated maturity of any debt security,

   -  reduce the principal, premium, if any, or interest on any debt security,

   - reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

   - change the place of payment or the currency in which any debt security is payable,

   - impair the right to enforce any payment after the stated maturity or redemption date,

   - if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders,

   - if convertible debt securities, adversely affect the right to convert any debt security, or

   - change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

   We may be discharged from our obligations on the debt securities of any series if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

   The indenture contains a provision that permits us to elect:

   - to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, and/or

   - to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

      (1) the limitations on sale and leaseback transactions,

      (2) the limitations on secured debt,

      (3) if subordinated debt securities, the subordination provisions, and

      (4) covenants as to payment of taxes and maintenance of properties.

   To make either of the above elections, we will be required to deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we will be required to deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

   If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

NOTICES

   Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

   The indenture and the debt securities will be governed by, and construed under, the law of the State of New York.

REGARDING THE TRUSTEE

   The indenture will limit the right of the trustee, should it become a creditor of Axys, to obtain payment of claims or secure its claims.

   The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee will be required to eliminate the conflict or resign.

DELAWARE GENERAL CORPORATION LAW SECTION 203

   We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with an "interested stockholder" for a period of three years after the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner, as described below.

   The Section 203 restrictions do not apply if:

   (1) the business combination or transaction is approved by our board of directors before the date the interested stockholder obtained such status,

   (2) upon consummation of the transaction which resulted in the stockholder obtaining such status, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors (the "voting stock") that are outstanding at the time the transaction commenced. The 85% calculation does not include those shares

       -  owned by directors who are also officers of the target corporation, or

       - held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer, or

   (3) if on or after the date the interested stockholder obtained such status, the business combination is approved by our board of directors and at a stockholder meeting by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

   Generally, a "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. Section 203 may prohibit or delay mergers or other takeover or change in control attempts with respect to Axys. As a result, Section 203 may discourage attempts to acquire us even though such transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

   Notwithstanding anything contained herein the contrary, the prospectus supplement with respect to any debt securities of any series may contain terms and conditions different from or in addition to those terms and conditions set forth above.

                             DESCRIPTION OF WARRANTS

   We may also issue warrants to purchase shares of our common stock in connection with the issuance of our debt securities. A prospectus supplement will describe the terms of any warrants that we propose to issue.

The description of the warrants to purchase our common stock will include:

   -  the offering price, if any:

   - the number of shares of our common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

   - the dates on which the right to exercise the stock warrants begin and expire;

   -  U.S. federal income tax consequences;

   -  call provisions, if any;

   - the currencies in which the offering price and the exercise price are payable; and

   -  if applicable, the antidilution provisions of the stock warrants.

                           DESCRIPTION OF COMMON STOCK

   Set forth below is certain information concerning our common stock and a brief summary of the material provisions of our Bylaws.

GENERAL

   Our authorized capital stock is:

   50,000,000 shares of common stock, par value $.001 per share; and

   10,000,000 shares of preferred stock, par value $.001 per share, of which 500,000 shares are designated as Series A Junior Participating Preferred Stock.

   As of June 27, 2000, 35,281,749 shares of common stock were issued and outstanding, no shares of Series A Junior Participating Preferred Stock were issued and outstanding, 3,447,326 shares of common stock were reserved for issuance upon the exercise of outstanding options and 557,127 shares of common stock were reserved for issuance upon the exercise of outstanding warrants.

   Our shares of common stock currently outstanding are traded on the Nasdaq National Market under the symbol "AXPH." All shares of common stock issued upon any conversion or exchange of any debt securities of any series or any warrants will, when issued in accordance with the terms of the applicable agreement be duly authorized, fully paid and nonassessable.

COMMON STOCK

   Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We may not declare or pay dividends or distribution on any share of our common stock, unless immediately after we declare a dividend or distribution on the common stock, we declare a dividend or distribution on the Series A Junior Participating Preferred Stock. Holders of common are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation of the Company. Holders of common stock have no preemptive rights.

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
                                 USE OF PROCEEDS

   We cannot guarantee that we will receive any proceeds in connection with this offering.

   We intend to use the net proceeds of this offering, if any, together with other available funds, for operating costs, capital expenditures and working capital needs and other general corporate purposes. We have not identified precisely the amounts we plan to spend on each of these areas or the timing of such expenditures. Proceeds of this offering may also be used to acquire companies or products that complement our business, although we are not planning or negotiating any such transactions as of the date of this prospectus. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with our research and development programs. In addition, expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of other financing and other factors.

   We anticipate that we will be required to raise substantial additional capital to continue to fund our research and the development of our product candidates. Additional capital may be raised through additional public or private financing, as well as collaborative relationships, borrowings and other available sources.

                              PLAN OF DISTRIBUTION

   We may sell the debt securities and warrants being offered pursuant to this prospectus:

      -  directly to purchasers;

      -  to or through underwriters;

      -  through dealers, agents or institutional investors; or

      -  through a combination of such methods.

   The prospectus supplement for the securities we sell will describe the offering of such securities, including:

      -  the name or names of any underwriters, agents or dealers;

      -  the purchase price and the proceeds to us from such offering;

      - any underwriting discounts and other items constituting underwriters' compensation;

      - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

      - whether the securities will trade on any securities exchange or the Nasdaq National Market.

   In addition, a prospectus supplement will disclose, if applicable, the conditions under which we may pay interest in shares of our common stock.

UNDERWRITERS

   If any underwriters are utilized in the sale of our debt securities and warrants in respect of which this Prospectus is delivered, we will enter into an underwriting agreement with such underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to resell the securities in respect of which this Prospectus is delivered to the public. The underwriters will acquire such securities for their own account and may resell the securities from time to time, in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters are used in the sale of our securities, prior to the commencement of the distribution of those underwritten securities (i) copies of all proposed underwriting documents will be sent to the NASD for review and (ii) the maximum compensation to be paid to the underwriters in connection with the offering of those securities will be approved by the NASD. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities and warrants for whom they act as agent. Underwriters may also sell these securities and warrants to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   The debt securities and warrants may also be offered and sold, if so indicated in any Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities and warrants remarketed thereby.

   If so indicated in any Prospectus Supplement, we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such offers.

AGENTS

   Offers to purchase our securities may be solicited by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of our securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We may also sell our securities to an agent as principal.

DEALERS

   If a dealer is utilized in the sale of our securities in respect of which this Prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

DIRECT SALES

   We may sell any of our securities directly to purchasers. In the event we sell directly to purchasers, we will not engage underwriters or agents in the offer and sale of such securities.

INDEMNIFICATION

   Underwriters, agents, dealers, and remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

   The legality of the securities offered hereby is being passed upon by Latham & Watkins, New York, New York. Alan C. Mendelson, a partner at Latham & Watkins, is a director of Axys and also owns 18,329 shares of Axys' common stock and has options to purchase an additional 35,000 shares of Axys' common stock.

                                     EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


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



===================================================  ================================================

  We have not authorized any dealer,                                       Up to
salesperson or other person to give any                                 $20,000,000
information or represent anything not
contained in this prospectus. You must                         __% Senior Secured Convertible
not reply on any unauthorized                                          Notes due 2004
information. This prospectus does not
offer to sell or buy any shares in any
jurisdiction where it is unlawful. The
information in this prospectus is
current as of ____________, 2000.

            ------------------------                   and Warrants to Purchase __________ Shares of
                                                                     Our Common Stock
               TABLE OF CONTENTS

            -------------------------                           Axys Pharmaceuticals, Inc.

             PROSPECTUS SUPPLEMENT

                                           Page                -------------------------------
                                           ----
About This Prospectus Supplement...........S-ii                     PRELIMINARY PROSPECTUS
Incorporation by reference.................S-ii                           SUPPLEMENT
Summary....................................S-1
The Offering...............................S-2                 -------------------------------
Risk Factors...............................S-5
Use of Proceeds............................S-10
Price Range of Our Common Stock............S-10                  Diaz & Altschul Capital, LLC
Capitalization.............................S-11
Dilution...................................S-12
Selected Historical Financial Information..S-12                      ______________, 2000
Ratio of Earnings to Fixed Charges.........S-13
Description of Units.......................S-14
Description of Senior Convertible Notes....S-14
Description of Warrants....................S-47
Description of Capital Stock...............S-51
Certain Income Tax Consequences............S-54
Plan of Distribution.......................S-61
Legal Matters..............................S-61

                   PROSPECTUS

About Axys.................................4
The Offering...............................4
Risk Factors...............................5
Forward-Looking Statements.................12
Where You Can Find More Information About
  Axys and This Offering...................12
Ratio of Earnings to Fixed Charges.........13
Description of Debt Securities.............13
Description of Warrants....................19
Description of Common Stock................19
Use of proceeds............................20
Plan of Distribution.......................20
Legal Matters..............................21
Experts....................................21

===================================================  ================================================